                                                                     EXHIBIT 2.1

================================================================================


                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                              ALLOY ONLINE, INC.,

                         ALLOY ACQUISITION SUB, INC.,

                          KUBIC MARKETING, INC., AND

                               SWI HOLDINGS, LLC


                           Dated as of July 17, 2000




================================================================================

                               TABLE OF CONTENTS

ARTICLE I..................................................................................     2
     1.1  The Merger.......................................................................     2
     1.2  The Effective Time of the Merger.................................................     2
     1.3  Effect of Merger.................................................................     2
     1.4  Charter and By-Laws of Surviving Corporation.....................................     2
     1.5  Taking of Necessary Action.......................................................     3
     1.6  Tax-Free Reorganization..........................................................     3
     1.7  Closing..........................................................................     3
ARTICLE II.................................................................................     3
     2.1  Total Consideration; Effect on Capital Stock.....................................     3
          (a)    Capital Stock of Acquisition Sub..........................................     4
          (b)    Cancellation of Certain Shares of Company Stock...........................     5
          (c)    Conversion and Exchange Ratio for Company Stock...........................     5
          (d)    Adjustments for Capital Changes...........................................     8
     2.2  Escrow Deposit; Exchange of Certificates.........................................     8
          (a)    Indemnity Escrow Agreement................................................     8
          (b)    Escrow Deposit............................................................     8
          (c)    Procedure for Exchange....................................................     9
          (d)    Fractional Shares.........................................................     9
          (e)    No Further Ownership Rights in Company Stock..............................     9
          (f)    No Liability..............................................................     9
          (g)    Lost, Stolen or Destroyed Company Certificates............................     9
     2.3  Conversion of the Company Employee Options; Other Securities.....................    10
     2.4  Authorization of the Merger, this Agreement, the Certificate of Merger,
          the Indemnity Escrow Agreement and the Indemnity Escrow Agent....................    10
     2.5  Transfer Taxes...................................................................    10
ARTICLE III................................................................................    10
     3.1  Representations and Warranties of the Company....................................    10
          (a)    Organization; Good Standing; Qualification and Power......................    11
          (b)    Subsidiaries; Equity Investments..........................................    11
          (c)    Capital Stock; Securities.................................................    12
          (d)    Authority.................................................................    13

          (e)    Financial Information.....................................................    14
          (f)    Absence of Changes........................................................    14
          (g)    Tax Matters...............................................................    16
          (h)    Title to Assets; Equipment; Real Property.................................    17
          (i)    Proprietary Assets........................................................    18
          (j)    Licensed Software.........................................................    19
          (k)    Contracts, Agreements, Etc................................................    19
          (l)    Compliance with Legal Requirements........................................    20
          (m)    Governmental Authorizations...............................................    20
          (n)    Litigation, Etc...........................................................    20
          (o)    Accounts and Notes Payable................................................    21
          (p)    Environmental Matters.....................................................    21
          (q)    Labor Relations; Employees................................................    22
          (r)    Employee Benefit Plans....................................................    23
          (s)    Insurance.................................................................    23
          (t)    Non-Contravention; Consents...............................................    23
          (u)    Brokers...................................................................    24
          (v)    Customers; Mailing Lists..................................................    24
          (w)    Minute Books..............................................................    25
          (x)    Business Generally........................................................    25
          (y)    Board Approval............................................................    26
          (z)    Vote Required.............................................................    26
          (aa)   Information Supplied......................................................    26
          (bb)   Section 3.1(bb)...........................................................    26
          (cc)   Operation of Business.....................................................    26
          (dd)   Disclosure................................................................    26
     3.2  Several Representations and Warranties of the Stockholders.......................    26
          (a)    Title; Absence of Certain Agreements......................................    26
          (b)    Organization, Good Standing and Power.....................................    27
          (c)    Brokers...................................................................    28
          (d)    Accuracy of Representations and Warranties of the Company.................    28
          (e)    Representation by Legal Counsel...........................................    28
     3.3  Representations and Warranties of Parent and Acquisition Sub.....................    28

          (a)    Organization; Good Standing; Qualification and Power......................    28
          (b)    Capital Stock.............................................................    28
          (c)    Authority.................................................................    29
          (d)    SEC Documents.............................................................    30
ARTICLE IV.................................................................................    30
     4.1  Related Agreements...............................................................    30
          (a)    Affiliate Agreements......................................................    30
          (b)    Indemnity Escrow Agreement................................................    31
          (c)    Distributor Agreement.....................................................    31
          (d)    Non-Competition Agreements................................................    31
          (e)    Registration Rights Agreements............................................    31
          (f)    Release Agreements........................................................    31
          (g)    Assignment and Assumption Agreement.......................................    31
ARTICLE V..................................................................................    32
     5.1  Access to Records and Properties of Each Party; Confidentiality..................    32
     5.2  Operation of Business of the Company.............................................    32
     5.3  Negotiation With Others..........................................................    32
     5.4  [Omitted]........................................................................    33
     5.5  Preparation of Filings...........................................................    33
     5.6  Advice of Changes................................................................    33
     5.7  Approval.........................................................................    33
     5.8  Legal Conditions to Merger.......................................................    34
     5.9  Consents.........................................................................    34
     5.10 Efforts to Consummate............................................................    34
     5.11 Notice of Prospective Breach.....................................................    35
     5.12 Public Announcements.............................................................    35
     5.13 Support of Merger by Officers and Directors......................................    35
     5.14 Support of Merger by Stockholder.................................................    35
     5.15 [Omitted]........................................................................    35
     5.16 Financial Statements.............................................................    35
     5.17 Indemnification of Directors and Officers........................................    35
     5.18 Registration Obligation..........................................................    36
     5.19 Stock Exchange Listing...........................................................    36
ARTICLE VI.................................................................................    36

     6.1  Conditions to Each Party's Obligations...........................................    36
          (a)    Stockholder Approval; Certificate of Merger...............................    36
          (b)    Approvals.................................................................    37
          (c)    Legal Action..............................................................    37
          (d)    Legislation...............................................................    37
     6.2  Conditions to Obligations of Parent and Acquisition Sub..........................    37
          (a)    Representations and Warranties of the Company and the Stockholder.........    37
          (b)    Performance of Obligations of the Company and the Stockholder.............    37
          (c)    Authorization of Merger...................................................    37
          (d)    Opinion of the Company's Counsel..........................................    37
          (e)    Consents and Approvals....................................................    38
          (f)    Government Consents, Authorizations, Etc..................................    38
          (g)    Related Agreements........................................................    38
          (h)    Absence of Material Adverse Change........................................    38
          (i)    SWI Distribution/Contribution Agreement...................................    38
          (j)    Resignation of Directors and Officers.....................................    38
          (k)    Company Option Plans......................................................    39
          (l)    Stockholder Members Investment Representation.............................    39
          (m)    [Omitted].................................................................
          (n)    Delivery of Closing Financial Certificate.................................    39
          (o)    Employment................................................................    39
          (p)    Additional Documents......................................................    39
          (q)    Term Debt and Notes.......................................................    40
          (r)    Profit Sharing Plan.......................................................    41
     6.3  Conditions to Obligations of the Company.........................................    41
          (a)    Representations and Warranties of Parent..................................    41
          (b)    Performance of Obligations of Parent and Acquisition Sub..................    41
          (c)    Related Agreements........................................................    41
          (d)    Stock Certificates........................................................    41
          (e)    Stockholder Approval......................................................    41
          (f)    Absence of Material Adverse Change........................................    41
          (g)    Loan Amendment............................................................    42
          (h)    Additional Documents......................................................    42
          (i)    CIBC Fee..................................................................    42

ARTICLE VII................................................................................    42
     7.1   Certain Information Required by the Code........................................    42
     7.2   Restriction on Transfer.........................................................    42
     7.3   Confidentiality.................................................................    44
     7.4   Profit Sharing Plan/IRS.........................................................    45
ARTICLE VIII...............................................................................    46
     8.1   Definitions.....................................................................    46
           (a)    "Affiliate"..............................................................    46
           (b)    "Event of Indemnification"...............................................    46
           (c)    "Indemnified Persons"....................................................    47
           (d)    "Indemnifying Persons"...................................................    47
           (e)    "Losses".................................................................    48
     8.2   Indemnification Generally.......................................................    48
     8.3   Assertion of Claims.............................................................    49
     8.4   Notice and Defense of Third Party Claims........................................    49
     8.5   Survival of Representations and Warranties......................................    50
     8.6   Potential Additional Adjustment.................................................    50
ARTICLE IX.................................................................................    52
     9.1   Termination.....................................................................    52
     9.2   Effect of Termination...........................................................    53
     9.3   Specific Performance............................................................    53
ARTICLE X..................................................................................    53
     10.1  Expenses........................................................................    53
     10.2  Entire Agreement................................................................    53
     10.3  Interpretation..................................................................    54
     10.4  Knowledge Definition............................................................    54
     10.5  Notices.........................................................................    54
     10.6  Counterparts....................................................................    55
     10.7  Governing Law...................................................................    55
     10.8  Benefits of Agreement...........................................................    55
     10.9  Pronouns........................................................................    56
     10.10 Amendment, Modification and Waiver..............................................    56
     10.11 No Third Party Beneficiaries....................................................    56

     10.12  Consents.......................................................................    56
     10.13  Interpretation.................................................................    56
     10.14  No Joint Venture...............................................................    56

ANNEXES AND SCHEDULES
---------------------


Company Disclosure Schedule
Schedule 4.1(d)                    Persons Signing Non-Competition Agreements
Schedule 4.1(g)                    Persons Signing Release Agreements
Schedule 6.2(n)                    Closing Financial Certificate
Schedule 6.2(q)(i)                 Term Debt
Schedule 6.2(q)(ii)                Notes


EXHIBITS
--------

Exhibit A      Form of Certificate of Merger
Exhibit B      Form of Indemnity Escrow Agreement
Exhibit C      Form of Lock-Up Agreement
Exhibit D      Form of Distributor Agreement
Exhibit E      Form of Non-Competition Agreement
Exhibit F      Form of Registration Rights Agreement
Exhibit G      Form of Release Agreement
Exhibit H      Form of Warrant
Exhibit I      Form of Opinion of Company Counsel
Exhibit J      Form of Certificates
Exhibit K      Form of Assignment and Assumption Agreement
Exhibit L      Form of Contribution Agreement

     AGREEMENT AND PLAN OF REORGANIZATION dated as of July __, 2000, among ALLOY ONLINE, INC., a Delaware corporation ("Parent"), ALLOY ACQUISITION SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), KUBIC MARKETING, INC., a Delaware corporation (the "Company"), and SWI Holdings, LLC, a Delaware limited liability company and the sole stockholder of the Company (the "Stockholder").

     WHEREAS, the Boards of Directors of each of Parent, Acquisition Sub and the Company have determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such acquisition, the Boards of Directors of each of Parent, Acquisition Sub and the Company have duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement"), the Certificate of Merger in substantially the form of Exhibit A attached hereto (the "Certificate
                                    ---------
of Merger") and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Certificate of Merger and the Delaware General Corporation Law (the "DGCL"), whereby, among other things, immediately after the distribution by the Company to the Stockholder of all of the issued and outstanding capital stock of Skateboard World Industries, Inc., a California corporation ("SWI"), all of the outstanding capital stock of which is owned by the Company, the issued and outstanding shares of (i) Common Stock, par value $.01, of the Company (the "Company Common Stock"), (ii) Series A Preferred Stock, par value $.01, of the Company (the "Series A Preferred Stock"), and
(iii) Series B Preferred Stock, par value $.01, (the "Series B Preferred Stock," and together with the Company Common Stock and Series A Preferred Stock, the "Company Stock"), will be exchanged and converted into shares of common stock, $.01 par value, of Parent (the "Parent Common Stock") and warrants to purchase shares of Parent Common Stock, all in the manner set forth in Article II hereof and in the Certificate of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Certificate of Merger.

     WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Acquisition Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company, the Stockholder and certain other parties are entering into or agreeing to enter into the Related Agreements (as defined herein);

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Certificate of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                   ARTICLE I

                                    GENERAL

     1.1  The Merger.    In accordance with the provisions of this Agreement,
          ----------
the Certificate of Merger and the DGCL, Acquisition Sub shall, immediately after the distribution by the Company to the Stockholder of all of the issued and outstanding capital stock of SWI (the "SWI Distribution"), be merged with and into the Company (the "Merger"), which at and after the Effective Time shall be, and is sometimes herein referred to as, the ("Surviving Corporation.") Acquisition Sub and the Company are sometimes referred to as the ("Constituent Corporations.")

     1.2  The Effective Time of the Merger.    Subject to the provisions of this
          --------------------------------
Agreement, on the Closing Date, the Certificate of Merger shall be executed and verified by each of the Constituent Corporations and delivered to and filed with the Secretary of State of the State of Delaware in the manner provided in the DGCL. The Merger shall become effective (the "Constituent Corporations") (i) upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (ii) at such time thereafter as is provided in the Certificate of Merger.

     1.3  Effect of Merger.    At the Effective Time the separate existence of
          ----------------
Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall succeed, without other transfer, to all rights and property of each of the Constituent Corporations and shall be subject to all the debts and liabilities of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in the DGCL.

     1.4  Charter and By-Laws of Surviving Corporation.    From and after the
          --------------------------------------------
Effective Time, (i) the Charter of the Company shall be amended so that Article IV of the Company's Certificate of Incorporation shall read in its entirety as follows: "The total number of shares of all classes of stock which the corporation shall have authority to issue is 100, all of which shall consist of common stock, $.01 par value per share," and as so amended, shall be the Charter of the Surviving Corporation, unless and until altered, amended or repealed as provided in the DGCL, (ii) the by-laws of Acquisition Sub shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the DGCL, the Charter or such by-laws, (iii) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the DGCL, the Charter and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of the Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the DGCL, the Charter and the by-laws of the Surviving Corporation, as applicable, except that the parties currently contemplate that Mike Adamski will serve as President of the Surviving Corporation following the Closing.

     1.5  Taking of Necessary Action.    Prior to the Effective Time, the
          --------------------------
parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Certificate of Merger and the DGCL, including, without limitation, consummating the SWI Distribution.

     1.6  Tax-Free Reorganization.    For Federal income tax purposes, the
          -----------------------
parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code. Except for cash paid in lieu of fractional shares and the Warrant, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being transferred by Parent for the Company Stock in the Merger. The parties shall not take a position on any tax return or take any action inconsistent with this Section 1.6 unless otherwise required by a taxing authority.

     1.7  Closing.    Unless this Agreement shall have been terminated and the
          -------
transactions contemplated by this Agreement abandoned pursuant to the provisions of Article IX, and subject to the provisions of Article V, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in
Article VI shall have been satisfied (or waived in accordance with Section 10.10, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111-3580 unless another place is agreed to in writing by the parties. As used herein, the term ("Business Day") shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York.

                                  ARTICLE II

  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

     2.1  Total Consideration; Effect on Capital Stock.    The entire
          --------------------------------------------
consideration (the "Aggregate Consideration") payable by Parent with respect to all outstanding shares of Company Stock (the "Outstanding Shares") and for all options (whether vested or unvested), warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of Company Stock or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, Company Stock or other capital stock or other securities of the Company (the "Convertible Securities;" and the Outstanding Shares and the Convertible Securities being sometimes herein collectively referred to as the ("Fully Diluted Company Shares") shall be an aggregate of (i) the number of shares of Parent Common Stock (subject to adjustment as hereinafter provided) (the "Total Parent Share Amount") as is obtained by dividing (A) $34,550,000 by (B) $11.05208, which is the average closing price of a share of Parent Common Stock on the NASDAQ for the thirty (30) most recent trading days ending on June 2, 2000 (the "Stipulated Price") and (ii) a warrant in the form attached hereto as

Exhibit H issued by Parent to purchase additional shares of Parent Common Stock, at an exercise price of $0.01 per share (the "Warrant"), in an aggregate amount, if any (the "Total Warrant Share Amount"), equal to the quotient of (a) the Minimum Value (as defined below) divided by (b) the average closing sale price of the Parent Common Stock as quoted on the NASDAQ National Market System for the thirty (30) trading days ending on the first annual anniversary of the Closing Date, which Warrant shall be exercisable, if at all, only during the period beginning on the date that is first annual anniversary of the Closing Date and ending on the date that is fifteen (15) months following the Closing Date. The Minimum Value shall be determined as follows: On the date that is the first monthly anniversary date of the Closing Date, and on each subsequent monthly anniversary date thereafter up to and including the first annual anniversary date, Parent shall calculate a monthly balance (each, a "Monthly Balance"), which shall be equal to (a) the average closing sale price of the Parent Common Stock as quoted on the NASDAQ National Market System for each of the trading days in such monthly period multiplied by (b) the quotient of (i) number of Merger Shares (as defined below) issued to the Stockholder on the Closing Date, divided by (ii) 12, which quotient shall initially be 260,509, and which quotient shall be increased by 1/12 of the Additional Merger Shares upon determination of the Final Revised Amount pursuant to Section 8.6 below. The Parent shall deliver a copy of such calculation to the registered Warrant holder. Promptly after the first annual anniversary date of the Closing Date, Parent shall calculate the "Minimum Value," which shall be equal to $21,000,000 less the sum of the twelve (12) Monthly Balances, and shall deliver a copy of such calculation to the registered Warrant holder; provided, that if the sum of the Monthly Balances exceeds at the first anniversary of the Closing Date, $21,000,000, then the Warrant shall be deemed to have expired unexercised and to have no further force or effect. Notwithstanding anything contained herein to the contrary, however, if the exercise of all or any portion of the Warrant would require Parent to obtain the approval of its stockholders prior to issuing and listing on the primary trading market for the Parent Common Stock the shares of Parent Common Stock to be issued upon the exercise of such Warrant, Parent may elect, upon notice to the Warrant holder given at any time prior to the fifth (5/th/) Business Day after the first anniversary of the Closing Date, to redeem all or a portion of the Warrant for a cash amount, equal in the aggregate, to all or a portion of the Minimum Value, as applicable, provided that no such redemption would disqualify the Merger from treatment as a tax free "reorganization" under the Code. Any such redemption shall be consummated in the manner set forth in the Warrant.

     For purposes of the calculation of the exchange ratio for Company Stock under Section 2.1(c) hereof, it is assumed that the number of Fully Diluted Company Shares is 12,349,039, which number shall be confirmed or updated at the Closing and reflected in the certificate of the Chief Executive Officer of the Company that is being provided to Parent and Acquisition Sub pursuant to Section 6.2(a) (the "Fully Diluted Company Share Amount"). At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Certificate of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

     (a)  Capital Stock of Acquisition Sub.    Each issued and outstanding share
          --------------------------------
of common stock, $.01 par value per share, of Acquisition Sub shall be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

     (b)  Cancellation of Certain Shares of Company Stock.    Each share of
          -----------------------------------------------
Company Stock that is (A) owned by the Company as treasury stock, (B) authorized but unissued, (C) owned by any subsidiary of the Company or (D) owned by Parent or any subsidiary of Parent, shall be canceled and no Parent Common Stock or other consideration shall be delivered in exchange therefor. As used herein, "subsidiary" means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporate or other legal entity.

     (c) Conversion and Exchange Ratio for Company Stock.
         -----------------------------------------------

         (i)   Definitions:

               "Fully Diluted Company Common Share Amount" shall mean the Fully Diluted Company Share Amount less the number of shares of Series A Preferred Stock and Series B Preferred Stock issued and outstanding as of the Effective Time.

               "Parent Share Common Amount" shall mean the amount determined by subtracting the Parent Share Series A Amount and the Parent Share Series B Amount from the Total Parent Share Amount.

               "Parent Share Series A Amount" shall mean the amount determined by dividing the Series A Liquidating Amount (as defined in the Company's Charter) by the Stipulated Price.

               "Parent Share Series B Amount" shall mean the amount determined by dividing the Series B Liquidating Amount (as defined in the Company's Charter) by the Stipulated Price.

               "Share Exchange Ratio" shall mean the Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio.

               "Warrant Share Common Amount" shall mean the amount determined by multiplying the Total Warrant Share Amount by an amount determined by dividing the Parent Share Common Amount by the Total Parent Share Amount.

               "Warrant Share Series A Amount" shall mean the amount determined by multiplying the Total Warrant Share Amount by an amount determined by dividing the Parent Share Series A Amount by the Total Parent Share Amount.

               "Warrant Share Series B Amount" shall mean the amount determined by multiplying the Total Warrant Share Amount by an amount determined by dividing the Parent Share Series B Amount by the Total Parent Share Amount.

         (ii) Subject to Section 2.2, each share of Company Common Stock issued and outstanding at the Effective Time (other than shares canceled pursuant to Section 2.1(b), if any), including all accrued and unpaid dividends thereon, shall be exchanged and converted automatically into the right to receive (1) a fraction (the "Common Share Exchange Ratio") of a validly issued, fully paid and non-assessable share of Parent Common Stock, determined by dividing (i) the Parent Share Common Amount by (ii) the Fully Diluted Company Common Share Amount and (2) a Warrant to purchase such number of shares, if any, (the "Common Warrant Exchange Ratio," and with the Common Share Exchange Ratio, the "Common Exchange Ratio") of a validly issued, fully paid and non-assessable share of Parent Common Stock, determined by dividing
               (i) the Warrant Share Common Amount by (ii) the Fully Diluted Company Common Share Amount.

         (iii) Subject to Section 2.2, each share of Series A Preferred Stock issued and outstanding at the Effective Time (other than shares canceled pursuant to Section 2.1(b), if any), shall be exchanged and converted automatically into the right to receive (1) a fraction (the "Series A Share Exchange Ratio") of a validly issued, fully paid and non-assessable share of Parent Common Stock, determined by dividing (i) the Parent Share Series A Amount by (ii) the number of shares of Series A Preferred Stock issued and outstanding as of the Effective Time and (2) a Warrant to purchase a fraction (the "Series A Warrant Exchange Ratio," and with the Common Share Exchange Ratio, the "Series A Exchange Ratio") of a validly issued, fully paid and non-assessable share of Parent Common Stock, determined by dividing (i) the Warrant Share Series A Amount by (ii) the number of shares of Series A Preferred Stock issued and outstanding as of the Effective Time.

         (iv) Subject to Section 2.2, each share of Series B Preferred Stock issued and outstanding at the Effective Time (other than shares canceled pursuant to Section 2.1(b), if any), shall be exchanged and converted automatically into the right to receive (1) a fraction (the "Series B Share Exchange Ratio") of a validly issued, fully paid and non-assessable share of Parent Common Stock, determined by dividing (i) the Parent Share Series B Amount by (ii) the number of shares of Series B Preferred Stock issued and outstanding as of the Effective Time and (2) a Warrant to purchase a fraction (the "Series B Warrant Exchange Ratio," and with the Common Share Exchange Ratio, the "Series B Exchange Ratio") of a validly issued, fully paid and non-assessable share of Parent Common Stock, determined by dividing (i) the Warrant Share Series B Amount by (ii) the number of shares of Series B Preferred Stock issued and outstanding as of the Effective Time.

          (v) As of the Effective Time, all shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive Parent Common Stock, Warrants and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefore upon surrender of such certificate in accordance with
               Section 2.2 hereof.

          (vi) The shares of Parent Common Stock to be issued upon the exchange and conversion of Company Stock in accordance with this Section 2.1(c) shall sometimes be hereinafter collectively referred to as the "Merger Shares," and together with the Warrant to be issued upon the exchange and conversion of Company Stock in accordance with this Section 2.1(c) shall sometimes be hereinafter collectively referred to as the "Merger Consideration." The parties acknowledge that the Merger Consideration is based upon presumed Net Working Capital amount of the Company at Closing equal to $1,771,000 ("Presumed Company Net Working Capital"), which is the amount of Net Working Capital (as defined below) shown on Phase Three's February 29, 2000 audited financial statement (exclusive of any and all liabilities arising out of or in connection with the SWI Distribution (the "SWI Distribution Liability"). Notwithstanding the foregoing, if on the Closing Date, the Estimated Company Net Working Capital (as defined in
               Section 6.2 below) is:

                    (A) less than the Presumed Company Net Working Capital, then the amount of the Term Debt to be assumed by SWI in connection with the SWI Distribution shall be increased by an amount equal to the Working Capital Difference (as defined below), and, if the amount of the Retained Debt is less than the Working Capital Difference, then the Total Parent Share Amount shall be reduced by an amount equal to the Negative Net Working Capital Adjustment Factor (as defined below). The Merger Consideration shall be reduced as set forth above, if applicable, by the reduction in the Total Parent Share Amount.

                    (B) more than the Presumed Company Net Working Capital, then the Total Parent Share Amount shall be increased by an amount equal to the Positive Net Working Capital Factor (as defined below). The Merger Consideration shall be increased as set forth above, if applicable, by the increase in the Total Parent Share Amount. The additional number of shares of Parent Common Stock required to increase the Merger Consideration as set forth above, if applicable, shall be referred to as the "Additional

                    Merger Shares". If applicable, Parent shall cause to be deposited with the Indemnity Escrow Agent (as defined in Sections 2.2(a) below) a certificate representing the Additional Merger Shares.

                    (C) "Net Working Capital" shall mean current assets (w) less current liabilities, not including cash overdraft and income taxes payable - due to Parent. "Working Capital Difference" shall mean the difference, if any, between the Presumed Company Net Working Capital and the Estimated Company Net Working Capital. If the Working Capital Difference is negative, then "Negative Net Working Capital Adjustment Factor" shall mean the nearest whole number obtained by dividing (y) the difference between the Working Capital Difference and the amount of the Retained Debt (as defined in Section 6.2(q)(i) below) by (z) the Stipulated Price. If the Working Capital Difference is positive then "Positive Net Working Capital Adjustment Factor" shall mean the nearest whole number obtained by dividing the Working Capital Difference by the Stipulated Price.

     (d)  Adjustments for Capital Changes.    If, prior to the Effective Time,
          -------------------------------
Parent or the Company recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Exchange Ratio will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of shares of Company Stock and the holders of shares of Parent Common Stock.

     2.2  Escrow Deposit; Exchange of Certificates.
          -----------------------------------------

     (a)  Indemnity Escrow Agreement.    At the Closing, the parties shall enter
          --------------------------
into an escrow agreement to be dated as of the Effective Time among the Stockholder, Parent and a mutually agreeable escrow agent (the "Indemnity Escrow Agent") substantially in the form of Exhibit B hereto (the "Indemnity Escrow
                                     ---------
Agreement"), pursuant to which, among other things the Stockholder, in accordance with the terms of this Agreement, shall secure its indemnification obligations pursuant to Article VIII hereof.

     (b)  Escrow Deposit.    Upon receipt by Parent at or after the Effective
          --------------
Time from the stockholder of Company Certificate(s), together with the items referred to in Sections 2.2(c)(ii) and (iii) below with respect thereto, Parent shall cause to be deposited with the Indemnity Escrow Agent certificates and the Stockholder, by its execution and delivery of this Agreement and/or its approval of the Merger, hereby authorizes and directs Parent to make such deposit on its behalf, representing, (i) initially 403,090 shares of Parent Common Stock, as such amount may be adjusted pursuant to Section 4(b) of the Escrow Agreement, which shall be equal to the sum of (A) ten percent (10%) of the aggregate number of Merger Shares being issued in the Merger, as such number may be adjusted pursuant to Section 8.6 hereof, and (B) 90,481 shares of Parent Common Stock, the number of shares of Parent Common Stock that could be purchased for $1,000,000 at the Stipulated Price (collectively, the "Indemnity Escrow Shares"), and (ii) the Additional Merger Shares, if applicable. All calculations to determine the number of Merger Shares to be delivered into escrow as aforesaid shall be rounded up to the nearest whole share.

     (c)  Procedure for Exchange.    Following the Effective Time, Parent shall
          ----------------------
deliver to the Stockholder in exchange for a certificate or certificates which immediately prior to the Effective Time represented all of the issued and outstanding shares of Company Stock (each, a "Company Certificate") (1) a certificate (the "Parent Certificate") representing that number of Merger Shares that the Stockholder has the right to receive pursuant to Section 2.1 with respect to such Company Certificates, less the Indemnity Escrow Shares and the additional Merger Shares, if applicable, and (2) the Warrant, after receipt by Parent of (i) such Company Certificates for cancellation, together with such other documents as may be reasonably required by Parent, and the Company Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2, each Company Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, Parent Certificates representing Merger Shares (subject to all escrow requirements contained in this Agreement) and a portion of the Warrant as contemplated by Section 2.1(c), without interest. All Indemnity Escrow Shares shall be held by, and distributed in accordance with, the terms and provisions of the Indemnity Escrow Agreement.

     (d)  Fractional Shares.    No fractional shares of Parent Common Stock
          -----------------
shall be issued in connection with the Merger. Any fractional interests will be aggregated so that the total number of Merger Shares the Stockholder receives will be rounded to the nearest whole number of shares of Parent Common Stock.

     (e)  No Further Ownership Rights in Company Stock.    All Merger Shares
          --------------------------------------------
issued upon the surrender for exchange of shares of Company Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock. If, after the Effective Time, any Company Certificate is presented to the Surviving Corporation, such Company Certificate shall be canceled and exchanged as provided in this Article II.

     (f)  No Liability.    Neither Parent, Acquisition Sub nor the Company shall
          ------------
be liable to any holder of shares of Company Stock or Parent Common Stock, as the case may be, for Merger Shares (or dividends or distributions with respect thereto) to be issued in exchange for Company Stock pursuant to this Section 2.2, if, on or after the expiration of six months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g)  Lost, Stolen or Destroyed Company Certificates.    If any Company
          ----------------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the Stockholder and the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Company Certificate, Parent will issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Shares and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

     2.3  Conversion of the Company Employee Options; Other Securities.
          ------------------------------------------------------------

     (a) At the Effective Time, each of Phase Three, Inc., a California corporation ("Phase Three"), and the Company's then outstanding employee and consultant stock options (collectively, the "Company Options") shall be exercised in full, and if not exercised shall be terminated as of the Effective Time (including the incentive stock options and non-qualified options issued under the Company's 1999 Equity Incentive Plan (the "Company Option Plan").

     (b) The Company shall promptly take all actions necessary to ensure that following the Effective Time no holder of the Company Options or rights pursuant to, nor any participant in, the Company Option Plan or any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company and any subsidiary of the Company will have any right thereunder to acquire equity securities, or any right to payment in respect of the equity securities, of the Company, any such subsidiary or the Surviving Corporation.

     2.4  Authorization of the Merger, this Agreement, the Certificate of
          ---------------------------------------------------------------
Merger, the Indemnity Escrow Agreement and the Indemnity Escrow Agent.    The
---------------------------------------------------------------------
approval of the Merger by the Stockholder, as required by the DGCL and as contemplated by this Agreement, shall constitute approval and ratification by the Stockholder of the (i) Merger, as required by the DGCL, (ii) provisions of this Agreement and the Certificate of Merger and (iii) designation of the Indemnity Escrow Agent and the approval and ratification by the Stockholder of the terms and provisions of the Indemnity Escrow Agreement.

     2.5  Transfer Taxes.    Any transfer taxes, stamp duties, transfer fees,
          --------------
registration fees, recordation expenses, escrow fees or other similar taxes, fees, charges or expenses ("Transfer Taxes", incurred by Company, Parent, Acquisition Sub, or any other party in connection with the transfer of the Company shares to Acquisition Sub or in connection with any of the other transactions contemplated by this Agreement shall be borne and paid exclusively by Parent, except for the SWI Distribution Liability, if any.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of the Company.  The Company
          ---------------------------------------------
represents and warrants to Parent and Acquisition Sub that, except as disclosed in the disclosure schedule dated the date hereof, certified by the Chief Executive Officer of the Company and delivered by the Company to Parent and Acquisition Sub simultaneously herewith (the "Company Disclosure Schedule"):

     (a)  Organization; Good Standing; Qualification and Power.  The Company
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement, the Agreement of Merger and the Related Agreements (as defined below) to which the Company is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is qualified and in good standing to do business as a foreign corporation and is in good standing under the laws of the jurisdictions where the failure to be so qualified and in good standing likely would have a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole (a "Company Material Adverse Effect"). The Company has delivered to Parent true and complete copies of the Charter and by-laws of the Company, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

     (b) Subsidiaries; Equity Investments. Each of Phase Three and SWI (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and (iii) is qualified and in good standing to do business as a foreign corporation and is in good standing under the laws of the jurisdictions where the failure to be so qualified and in good standing likely would have a Company Material Adverse Effect or, with respect to Phase Three, a material adverse effect on the business, financial condition or results of operations of Phase Three (a "Phase Three Material Adverse Effect"). The Company has delivered to Parent true and complete copies of the Charter and by-laws of each of Phase Three and SWI in each case as amended to the date hereof. The Company owns all of the issued and outstanding capital stock of Phase Three. Except for Phase Three and SWI and as disclosed in Section 3.1(b) of the Company Disclosure Schedule, the Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. Except for the Company Options and the Company Warrants, there are no options, warrants, rights, calls, commitments or agreements of any character to which the Company, Phase Three or SWI is a party or by which any of them is bound calling for the issuance of shares of capital stock of the Company, Phase Three or SWI or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company, Phase Three or SWI or any such other securities.

     (c)  Capital Stock; Securities.

          (i) The authorized capital stock of the Company consists of (A) 25,000,000 shares of Company Common Stock, of which 12,173,999 shares are issued and outstanding, (B) 89,040 shares of Series A Preferred Stock, of which 89,040 shares are issued and outstanding, and (C) 86,000 shares of Series B Preferred Stock, of which 86,000 shares are issued and outstanding. The Company has reserved (A) 1,253,427 shares of Company Common Stock for issuance upon the exercise of Company Options, (B) no shares of Company Common Stock for issuance upon conversion of the Series A Preferred Stock, and (C) no shares of Company Common Stock for issuance upon conversion of the Series B Preferred Stock. Each share of Series A Preferred Stock is not convertible into Company Common Stock. Each share of Series B Preferred Stock is not convertible into Company Common Stock. All outstanding shares of Company Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter or by-laws of the Company or any agreement to which the Company is a party or by which it is bound. Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of the holders of record shares of Company Stock and the number of such shares owned of record and beneficially by each such holder. Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of the Company Options, outstanding as of the date hereof, including the name of each holder thereof, the number of shares of Company Common Stock subject to each such Company Option, the per share exercise price for each such Company Option, the grant date of each such Company Option and whether each such Company Option was intended at the time of issuance to be an incentive stock option or a non-qualified stock option. All outstanding shares of Company Common Stock and Company Preferred Stock and all outstanding Company Options were issued in compliance with applicable federal and state securities laws. An updated Schedule 3.1(c) reflecting changes permitted by this Agreement in the capitalization of Company between the date hereof and the Effective Time shall be delivered by Company to Parent on the Closing Date. The holders of the Company Stock, Company Options have been or will be properly given, or shall have properly waived, any required notice prior to the Merger, and all rights under the Company Options and Company Warrants will be terminated at or prior to the Effective Time.

          (ii) The authorized capital stock of Phase Three consists of 1000 shares of common stock, $.01 par value per share of which 1000 shares are issued and outstanding and all of which are owned by the Company. There are no outstanding options, rights or warrants to purchase any capital stock of Phase Three. All outstanding shares of Phase Three common stock are duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter or by-laws of Phase Three or any agreement to which the

                Company or Phase Three is a party or by which it is bound. All outstanding shares of Phase Three common stock were issued in compliance with applicable federal and state securities laws.

          (iii) The authorized capital stock of SWI consists of 100 shares of common stock, $.01 par value per share of which 1 share is issued and outstanding and is owned by the Company. There are no outstanding options, rights or warrants to purchase any capital stock of SWI. The outstanding share of SWI common stock is duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter or by-laws of SWI or any agreement to which the Company or SWI is a party or by which it is bound. The outstanding share of SWI stock was issued in compliance with applicable federal and state securities laws.

          (iv) Except as set forth in this Section 3.1(c), there is no:(i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock or other securities of the Company, Phase Three or SWI; (ii) outstanding security, instrument or obligation that is or will become convertible into or exchangeable for any shares of the capital stock or other securities of the Company, Phase Three or SWI; or (iii) written or oral contract, subcontract, lease, instrument, note, option, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (a "Contract") under which the Company, Phase Three or SWI is or will become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

          (v) All Company Options have been issued in accordance with the terms of the Company Option plans and pursuant to the standard forms of option agreement previously provided to Parent or its representatives. No other contracts related to the Company Options and no provisions or material terms exist with respect to the Company Options other than those set forth in the Company Option plan and the Company Option agreements with the Company Option holders as identified on Schedule 3.1(c).

     (d) Authority. The execution, delivery and performance by the Company of this Agreement, the Agreement of Merger and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Related Agreements to which it is a party have been, and the Agreement of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement, the Agreement of Merger and the Related Agreements to which it is a party are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (e)  Financial Information.

          (i) The Company has previously delivered to Parent the following financial statements (collectively, the "Company Financial Statements"):

          (A) the unaudited consolidated and consolidating balance sheet of the Company as at May 31, 2000 (the "Company Interim Balance Sheet") and the related statements of income for the three-month period then ended, prepared by the Company (the "Company Interim Financial Statements"); and

          (B) draft audited consolidated and consolidating balance sheet of the Company as at February 29, 2000 (the "Company Balance Sheet"; and the date thereof being the "Company Balance Sheet Date"), and the related audited statements of income, cash flow and shareholders' equity for the year then ended (including complete footnotes thereto), certified by Ernst & Young LLP, the Company's independent public accountants (the "Company Accountants"), and accompanied by a copy of such auditor's report.

          (ii) The Company Financial Statements (A) are in accordance with the books and records of the Company, (B) fairly present the consolidated financial condition of the Company, Phase Three and SWI as at the respective dates indicated and the results of operations of the Company, Phase Three and SWI for the respective periods indicated and (C), except as set forth on
                Schedule 3.1(e)(ii) have been prepared in accordance with
                -------------------
                generally accepted accounting principles consistently applied ("GAAP"), except as indicated therein and, in the case of the Company Interim Financial Statements, for the absence of complete footnote disclosure as required by GAAP and subject, in the case of the Company Interim Financial Statements, to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a material adverse change to any item of revenue or expense.

     (f) Absence of Changes. Except as disclosed in Section 3.1(f) of the Company Disclosure Schedule, between the Company Balance Sheet Date and the date of this Agreement, each the Company, Phase Three and SWI has been operating in the ordinary course and has not:

          (i) sold or transferred any material portion of its assets or any material portion of the interests in such portion, except in the ordinary course of business (except that no representation is made as to SWI);

          (ii) incurred any damage, destruction or loss, (whether or not covered by insurance) having or which could have a Company Material Adverse Effect or a Phase Three Material Adverse Effect;

          (iii) declared, set aside or paid any dividend or other distribution of assets with respect to any shares of capital stock of the Company, Phase Three or SWI or, directly or indirectly, redeemed, purchased or otherwise acquired any such shares of the Company or Phase Three;

          (iv) made any material change in the nature of its business or operations;

          (v) entered into any material transaction except in the ordinary course of business (except that no representation is made as to SWI);

          (vi) incurred any liabilities other than in the ordinary course of business (except that no representation is made as to SWI);

          (vii) terminated or indicated any intention to not renew any material Contract (as defined herein) between the Company and/or Phase Three and any other person, except in the ordinary course of business;

         (viii) terminated the employment of any officer or key employee of the Company or Phase Three or became aware of the express intent by any officer or key employee of the Company or Phase Three to resign or terminate employment;

          (ix) learned of any labor dispute or union organizing campaign against the Company or Phase Three;

          (x) commenced any litigation or other action, or learned of any commencement of litigation or other action against the Company, Phase Three or SWI which may result in any liability against the Company or Phase Three;

          (xi) amended or modified the Company's or Phase Three's Charter or by-laws;

          (xii) effected any increase in or modification of compensation payable or to become payable to (A) any director or officer of the Company or Phase Three or (B) any employee of the Company, or Phase Three other than in the ordinary course of business, or the entering into of any employment contract with any officer or employee;

         (xiii) effected any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant or agent of the Company or Phase Three; or

          (xiv) suffered any adverse change with respect to its business or financial condition which has had or likely will have a Company Material Adverse Effect, or a Phase Three Material Adverse Effect.

     (g) Tax Matters. The Company, Phase Three and SWI and each other corporation (if any) included in any consolidated or combined tax return in which the Company has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due; (ii) pay all Taxes of the Company (or such other corporation) required to have been paid by the Company (or such other corporation) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. All such Company Returns were and will be correct and complete in all material respects at the time of filing. All Taxes of the Company, Phase Three and SWI attributable to all taxable periods ending on or before the dates of the Audited Balance Sheet and the Company Interim Balance Sheet, respectively, to the extent not required to have been previously paid, have been adequately provided for on the Company Balance Sheet and the Company Interim Balance Sheet (as appropriate) and the Company, Phase Three and SWI will not accrue any Tax liability from the date of the Company Balance Sheet up to and including the Closing Date, other than a Tax liability accrued in the ordinary course of business and any Tax liability incurred in connection with the SWI Distribution. Except as set forth on Section 3.1(g) of the Company Disclosure Schedule, neither the Company, Phase Three nor SWI has been notified in writing by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to the Company, Phase Three or SWI that are still in effect. Except as contested in good faith and disclosed in Section 3.1(g) of the Company Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Company Balance Sheet and the Company Interim Balance Sheet (as appropriate) and neither the Company, Phase Three nor SWI has received notification that any proposed additional Taxes have been asserted. Neither the Company, Phase Three nor SWI
(i) has made an election to be treated as a "consenting corporation" under
Section 341(f) of the Code, (ii) is a "personal holding company" within the meaning of Section 542 of the Code and (iii) has been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company, Phase Three nor SWI has agreed to, nor is it required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither the Company, Phase Three nor SWI will incur a Tax Liability resulting from the Company, Phase Three or SWI ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. Each granted option that was designated as an "incentive stock option" on the applicable books and records of the Company qualified as an "incentive stock option" within the meaning of the
Section 422 of the Code on the date in which such option was granted.

     As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

     (h)  Title to Assets; Equipment; Real Property.

          (i) Each of the Company and Phase Three owns, and has good, valid and marketable title to the assets purported to be owned by them and which are material to the Company or Phase Three or to the conduct of their business in a manner substantially similar to business operations or each as of the date of this Agreement. Except as set forth in 3.1(h) of the Company Disclosure Schedule, such assets are owned by the Company or Phase Three free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the operations of the Company or Phase Three. The material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put and are in good condition and repair (ordinary wear and tear excepted). The assets, properties and interests in properties of the Company to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the business of the Company as presently conducted by the Company. The assets, properties and interests in properties of Phase Three to be owned, leased or licensed by Phase Three at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable Phase Three to carry on the business of Phase Three as presently conducted. The SWI Distribution will not result in the distribution of any material assets of either the Company or Phase Three necessary for each to conduct its business after the Effective Time as presently conducted.

          (ii) Neither the Company nor Phase Three owns any real property or any material interest in real property, except for the leaseholds created under the real property leases (the "Leases") included in
               Part 3.1(h) of the Company Disclosure Schedule (the "Leased Real Property"). The Company has provided true and complete copies of each Lease to Parent Each of the Leases are in full force and effect and constitute valid and binding obligations of the Company or Phase Three, as applicable. The Company has made available to Parent true and complete copies of all Leases. Except as set forth in Section 3.1(h) of the Company Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and there does not exist any condition which interferes with the economic value or use of such property and improvements. As used herein, the term "Encumbrances" shall mean and include any lien, pledge, hypothecation, charge, mortgage, security interest, easement or other encumbrance or cloud on title.

     (i)  Proprietary Assets.

          (i) The Company and Phase Three each have a valid right to use and exploit the Company Proprietary Assets and Phase Three Propriety Assets. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule, neither the Company nor Phase Three has developed jointly with any other Person any Company Proprietary Assets or Phase Three Proprietary Assets with respect to which such other Person has any rights. Except as set forth in Part 3.1(i) of the Company Disclosure Schedule, as of the date of this Agreement, there is no Company Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Assets or Phase Three Proprietary Assets. Set forth in Section 3.1(i) of the Company Disclosure Schedule is a true and complete list of all URLs, Trademarks and other Intellectual Property or rights thereto which are owned by either the Company or Phase Three.

          (ii) The Company and Phase Three has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of the Company and Phase Three Proprietary Assets (except Company and Phase Three Proprietary Assets whose value would be unimpaired by public disclosure).

         (iii) To the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights that are registered with any governmental body and held by the Company or Phase Three are valid and subsisting; (ii) none of the Company or Phase Three Proprietary Assets infringes any Proprietary Asset owned or used by any other Person.

          (iv) Neither the Company nor Phase Three has (i) licensed any of the Company or Phase Three Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company or Phase Three Proprietary Assets.

          (v) Section 3.1(i) of the Company Disclosure Schedule sets forth, for the Proprietary Assets owned by the Company or Phase Three, a complete and accurate list of all United States and foreign (a) patents; (b) trademarks (including Internet domain registrations and unregistered Trademarks); (c) copyrights (including unregistered copyrights); (d) tradenames or servicemarks; and (e) computer software.

          (vi) As used herein, the term "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, computer software, computer program, source code, algorithm, invention, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

     (j)  Licensed Software.

          (i) Section 3.1(j) of the Company Disclosure Schedule sets forth a true and complete list of all material software programs and applications licensed by the Company or Phase Three from any third party (the "Licensed Software") used by the Company or Phase Three in the operation of its business.

          (ii) The Licensed Software is validly held and used by the Company and/or Phase Three, as applicable and may be used by the Company and/or Phase Three pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party.

     (k)  Contracts, Agreements, Etc.

          (i) Section 3.1(k) identifies each Contract in which any of the Company or Phase Three is a party, except for any Excluded Contract.

          (ii) The Company has furnished to Parent true and complete copies of all Contracts listed in Section 3.1(k) of the Company Disclosure Schedule and (x) each such Contract (A) is the legal, valid and binding obligation of the Company and/or Phase Three, as applicable, and, to the best knowledge of the Company, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, (B) is in full force and effect and (y) neither the Company nor Phase Three, to the best knowledge of the Company, except as set forth in Section 3.1(k) of the Company Disclosure Schedule, the other party or parties thereto, are in default under any Contract in any material respect.

         (iii) For purposes of this Section 3.1(k) the term "Excluded Contract" shall mean any Contract that:

                    (A) (i) the Company or Phase Three has entered in the ordinary course of business; and

                         (ii) Does not contemplate or involve the payment of
               cash or other consideration in an amount in excess of $25,000.

     (l) Compliance with Legal Requirements. Except as disclosed in Section 3.1(l) of the Company Disclosure Schedule, each of the Company, Phase Three and SWI is in compliance in all material respects with applicable Federal, state, local, municipal, foreign laws, ordinances, regulations and orders ("Legal Requirements"). Except as disclosed in Section 3.1(l) of the Company Disclosure Schedule, the Company has not received at any time since January 1, 1997 any notice or other written communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     (m)  Governmental Authorizations. Each of the Company, Phase Three and
SWI has all material Federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements necessary in the conduct of its business as presently conducted (collectively, "Governmental Authorizations"). Such Governmental Authorizations are valid and in full force and effect. Each of the Company, Phase Three and SWI is in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Neither the Company, Phase Three nor SWI as received at any time since the Audited Balance Sheet Date any written notice or other written communication from any Governmental Authority regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. None of such Governmental Authorizations shall be affected in any material respect by the Merger or the transactions contemplated hereby.

     (n) Litigation, Etc. Except as set forth in Section 3.1(n) of the Company Disclosure Schedule, there are no (i) actions, suits, claims or legal or administrative or arbitration proceedings (collectively, "Actions"), pending, or to the best knowledge of the Company, any investigations pending or threatened against the Company, Phase Three or SWI or any Actions threatened against the Company, Phase Three or SWI, in any event whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company, Phase Three or SWI, or (iii) disputes with customers or vendors who are material to the operation of the Company's or Phase Three's business in the ordinary course. The Company has delivered to Parent all material documents and correspondence relating to such matters referred to in Section 3.1(n) of the Company Disclosure Schedule.

     (o) Accounts and Notes Payable. Except as set forth in Section 3.1(o) of the Company Disclosure Schedule, all accounts payable and notes payable in excess of $25,000 by the Company and Phase Three to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Section 3.1(o) of the Company Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in Section 3.1(o) of the Company Disclosure Schedule.

     (p) Environmental Matters. Each of the Company, Phase Three and SWI has complied with and is in compliance with all federal, state, local and foreign laws, statutes (civil and criminal), common laws, ordinances, codes, regulations, rules, notices, permits, judgments, requirements, standards, guidelines, judicial and administrative orders and decrees applicable to it and its properties, assets, operations and businesses relating to pollution, worker and public health and safety, and/or environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, release, storage, use, handling, transportation, treatment, discharge, disposal or other handling of Wastes, Hazardous Wastes and Hazardous Substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Company Material Adverse Effect or a Phase Three Material Adverse Effect; (ii) Each of the Company, Phase Three and SWI has obtained and adhered to all necessary material permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Wastes, Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company, Phase Three and/or SWI where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Company Material Adverse Effect or a Phase Three Material Adverse Effect; (iii) there have been no emissions, spills, discharges, releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned, leased or operated by Company, Phase Three and/or SWI except as permitted by Environmental Laws or where such emissions, spills, discharges, and releases do not and could not have a Company Material Adverse Effect or a Phase Three Material Adverse Effect; (iv) the Company, Phase Three and SWI know of no on-site or off-site location to which any of them has transported or disposed of Wastes, Hazardous Wastes and/or Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Company, Phase Three, the Surviving Corporation or Parent for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA); and (v) none of the Company, Phase Three or SWI has nor will have any liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment, except to the extent that such liability does not and would not have a Company Material Adverse Effect or a Phase Three Material Adverse. For purposes hereof, the term Environmental Laws includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C.
(S)1857 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. (S) 651 et seq., and the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.

     (q)  Labor Relations; Employees.

          (i) The Company employs a total of approximately 20 employees, and Phase Three employs a total of approximately 220 employees. Except as set forth in Section 3.1(q) of the Company Disclosure Schedule, (A) neither the Company, Phase Three nor SWI is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Company, any subsidiary, Parent, Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable Governmental Authority, and none of the Company's or any subsidiary's employment policies or practices is currently being audited or investigated by any federal, state or local government agency, (D) there is no labor strike, dispute, claim, charge, lawsuit, proceeding, labor slowdown or stoppage pending or threatened against or involving the Company, Phase Three or SWI, (E) no labor union has taken any action with respect to organizing the employees of the Company, Phase Three or SWI, (F) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company, Phase Three or SWI, and (G) no employee has informed any officer of the Company or Phase Three that such employee will terminate his or her employment or engagement with the Company, Phase Three or the Surviving Corporation. To the best knowledge of the Company, neither the Company nor any employee of the Company, Phase Three or SWI is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company, Phase Three or SWI or any other party because of the nature of the business conducted or proposed to be conducted by the Company, Phase Three or SWI. All individuals considered by the Company, Phase Three or SWI to be independent contractors are, and could only be reasonably considered to be, in fact "independent contractors" and are not "employees" or "Common law employees" for tax, benefits, wage, labor or any other legal purpose.

     (r)  Employee Benefit Plans.

          (i) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company (each, a "Plan"), (i) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Plan is so qualified and the Company is unaware of any event that would cause such determination letter to be revoked,
               (ii) each Plan has been operated in accordance with its terms and the requirements of applicable law in all material respects and
               (iii) none of the Company, Phase Three nor SWI has incurred any material liability under Title IV of ERISA in connection with any Plan.

     (s) Insurance. The Company and Phase Three maintain insurance coverage that is customary among entities of similar size engaged in similar lines of business as the Company and Phase Three. All material policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of the Company, no basis exists for termination of any thereof on the part of the insurer. The amounts of coverage under such policies of insurance are adequate for the assets and properties of the Company and Phase Three. To the best knowledge of the Company, neither the Company nor Phase Three has, since its inception, been denied or had revoked or rescinded any policy of insurance.

     (t) Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement, the Agreement of Merger and the Related Agreements, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreements, will directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with or result in a violation of any of the provisions of the Charter or bylaws of the Company, Phase Three or SWI;

          (ii) contravene, conflict with or result in a violation in any material respect of, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or Phase Three is subject or bound, or pursuant to which any material assets owned or used by the Company or Phase Three is subject or bound or result in the creation of any Encumbrance on any material asset of the Company or Phase Three;

         (iii) contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization issued, granted given or otherwise made available by or under the authority of any Governmental Authority, that is held by the Company or Phase Three or that otherwise relates to the business of the Company or Phase Three or to any material assets owned or used by the Company or Phase Three; or

          (iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract.

     Except as may be required by the DGCL or under the HSR Act, the Company is not or will not be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, the Agreement of Merger or the Related Agreements or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except where the failure to take such actions will not have a Company Material Adverse Effect or Phase Three Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or by the Related Agreements.

     (u) Brokers. The Company has not, nor have any of its officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than the $450,000 due and payable by the Company to CIBC World Markets upon the effectiveness of the Merger (the "CIBC Fee").

     (v)  Customers; Mailing Lists.

          (i) Section 3.1(v)(i) of the Company Disclosure Schedule sets forth a true and complete list of the material customers of the Company and Phase Three which during the period from March 31, 1999 to the date hereof purchased in the aggregate products or services from the Company or Phase Three valued at $50,000 or higher and generally specifies the products and/or services supplied to each of such customers. To the best knowledge of the Company or Phase Three, each of the Company and Phase Three has a good, ongoing relationship with each of such customers and none of such customers has reduced, or expressed any intention of reducing, the dollar amount of its business with the Company or Phase Three or terminated, or expressed to the Company or Phase Three any intention of terminating, its business relationship with the Company or Phase Three.

          (ii) Except as set forth on Section 3.1(v)(ii) of the Company Disclosure Schedule, all mailing lists, in any media maintained by the Company and/or Phase Three, of all customers who have purchased the Company's or Phase Three's products, including without limitation, through Phase Three's catalogs (the "Mailing Lists") are owed by the Company or Phase

               Three, as applicable, and (A) are able to be copied to a magnetic tape form in readable format, (B) contain all names and addresses of customers who have in the past purchased a product from the Company or Phase Three and can be sorted to indicate which customers have purchased products (1) within 12 months prior to the Closing Date, (2) 12-24 months prior to the Closing Date, (3) 24-36 months prior to the Closing Date, and (4) more than 36 months prior to the Closing Date; and (C) include a detailed transaction listing, with original source data including names and addresses, of people who have inquired about the Company's or Phase Three's catalogs during the 60 days prior to the Closing Date even though they may not have yet purchased and products of the Company or Phase Three. The Company's and Phase Three's use of the Mailing Lists does not infringe on or violate the intellectual property rights or privacy rights of any Person, and in not in violation of any Legal Requirement. Except as set forth on Section 3.1(v)(ii) of the Company Disclosure Schedule, there is no limitation on the right of the Company to transfer any of the Mailing Lists. The Company's and Phase Three's house files contain the names and addresses of not less than 239,000 domestic customers who have purchased the Company's or Phase Three's products since May 15, 1999. The Mailing Lists contain (1) not less than 239,000 domestic customers and prospective customers who have purchased and requested the Company's or Phase Three's products within 13 months prior to the Closing Date, and (2) not less than 110,000 domestic customers and prospective customers who have purchased and requested the Company's or Phase Three's products within 14-25 months prior to the Closing Date.

         (iii) Section 3.1(v)(iii) of the Company Disclosure Schedule sets forth a summary description of each promotional mailing by the Company or Phase Three utilizing the Mailing Lists since July 1, 1999 and, with respect to each such mailing, the approximate number of customers on the Mailing Lists to whom such promotional materials were sent.

     (w) Minute Books. Except as disclosed in Section 3.1(w) of the Company Disclosure Schedule, the minute books of the Company and Phase Three provided to Parent for review contain a complete summary of all meetings of and actions by their respective directors and stockholders the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

     (x) Business Generally. There have been no events or transactions, or information which has come to the attention of the Company or any officer, director or Key Employee thereof that could reasonably be expected to have a Company Material Adverse Effect or a Phase Three Material Adverse Effect, and to the Company's best knowledge, neither the Company nor Phase Three is obligated under any contract or agreement or subject to any Charter or other corporate restriction which could have a Company Material Adverse Effect.

     (y)   Board Approval. The Board of Directors of the Company has unanimously
(i) approved this Agreement, the Merger and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders of the Company and (iii) recommended that the stockholders of the Company approve the Merger in accordance with the Agreement of Merger and the DGCL.

     (z) Vote Required. The affirmative vote of at least (i) a majority of the outstanding shares of Company Common Stock, (ii) 75% of the Series A Preferred Stock voting separately as a class, and (iii) 75% Series B Preferred Stock voting separately as a class, approving this Agreement, the Merger and the Agreement of Merger are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the Agreement of Merger and the transactions contemplated hereby and thereby.

     (aa) Information Supplied. To the best knowledge of the Company, none of the information supplied or to be supplied by the Company or the Stockholder for inclusion or incorporation by reference in the Stockholders' Materials will, at the dates mailed to the Stockholder and at the Effective Time of the Stockholder Action, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (bb) Section 3.1(bb) of the Company Disclosure Schedule contains a true and complete list of all Persons who, to the knowledge of the Company, may be deemed to be Affiliates of the Company, including, without limitation, all directors and executive officers of the Company.

     (cc) Operation of Business. With respect to the business of the Company and Phase Three, as of the Closing Date, the Company and Phase Three, as applicable, shall have paid all refunds due and issued all credits due relating to or arising out of orders, merchandise returns, allowances, cancellations and overpayments processed and due in the ordinary course of business since the Company Balance Sheet Date. For purposes of this Agreement, a transaction shall be deemed processed when it is entered into the mail order computer system of the Company or Phase Three, as applicable.

     (dd) Disclosure. To the best knowledge of the Company, neither Section 3.1 of this Agreement nor any financial statement, certificate, exhibit or disclosure schedule attached hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

     3.2   Representations and Warranties of the Stockholder. The Stockholder
           -------------------------------------------------
represents and warrants to Parent, Acquisition Sub and the Company as follows:

     (a) Title; Absence of Certain Agreements. The Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to all of the outstanding shares of Company Stock, with the full power and authority to vote such Company Stock and transfer and otherwise dispose of such Company Stock, and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between the Stockholder and the Company and/or any other person with respect to the voting, sale or other disposition of Company Stock or any other matter relating to Company Stock.

     (b) Organization, Good Standing and Power. Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (i) Authority - General. Stockholder has full and absolute power and authority to enter into this Agreement and each Related Agreement being executed and delivered by the Stockholder simultaneously herewith and this Agreement and each Related Agreement to which such Stockholder is a party, and has been duly authorized by all requisite action on the part of the Stockholder; and this Agreement and each Related Agreement to which the Stockholder is a party has been duly executed and delivered by the Stockholder, and is the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which the Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Stock, Parent capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which the Stockholder is a party, or by which the Stockholder or any of his or its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Stockholder or any of his or its properties, assets or rights or (z) the Stockholder's limited liability company agreement, as amended through the date hereof, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which the Stockholder is a party. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by Parent) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by such Stockholder of this Agreement, each Related Agreement to which such Stockholder is a party or the consummation by such Stockholder of the transactions contemplated hereby or thereby.

     (c) Brokers. Stockholder does not have, nor have any of its officers, directors, members or employees (if any) employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (d) Accuracy of Representations and Warranties of the Company. To the best knowledge of the Stockholder, the representations and warranties of the Company set forth in Section 3.1 are true, correct and complete in all material respects and the Company is not in breach or violation thereof.

     (e) Representation by Legal Counsel. The Stockholder has been advised by legal counsel in connection with the negotiation, execution and delivery of this Agreement, the Agreement of Merger and the Related Agreements and the performance of the transactions contemplated hereby an thereby.

     3.3  Representations and Warranties of Parent and Acquisition Sub.
          ------------------------------------------------------------
Parent and Acquisition Sub represent and warrant to the Company as follows:

     (a) Organization; Good Standing; Qualification and Power. Each of Parent and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Delaware, respectively, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent has delivered to the Company true and complete copies of the Charter and by-laws of each of Parent and Acquisition Sub

     (b) Capital Stock. Parent's Quarterly Report on Form 10-Q filed with the SEC with respect to the fiscal quarter ended April 30, 2000 (the "Form 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Parent as of such date. Parent has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights (other than any Parent Rights which may be issued). There exist a sufficient number of authorized but unissued shares of Parent Common Stock to allow for the exercise in full of the Assumed Options and the Warrants. Parent owns all the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

     (c) Authority. The execution, delivery and performance by Parent of this Agreement and each of the Related Agreements to which it is a party and the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, respectively. This Agreement and each of the Related Agreements to which Parent is a party are valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms; and this Agreement and the Agreement of Merger are the valid and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with their respective terms. Neither the execution, delivery and performance by Parent of this Agreement and the Related Agreements to which Parent is a party, the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with, (B) result in any material violations of, (C) cause a material default under (with or without due notice, lapse of time or both), (D) give rise to any material right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any material Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of (x) any material instrument or agreement to which Parent or Acquisition Sub is a party, or by which Parent or Acquisition Sub or any of their respective properties, assets or rights may be bound, (y) any material law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights or (z) Parent's or Acquisition Sub's Charter or by-laws, as amended through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which Parent or Acquisition Sub is a party. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Parent or Acquisition Sub of this Agreement, the Agreement of Merger (in the case of Acquisition Sub) or the Related Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and
(iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger (each of the actions reflected in clauses (i), (ii) and (iii) to be taken by Parent).

     (d)  SEC Documents.

          (i) Parent has furnished or made available to the Company a correct and complete copy of Parent's Annual Report on Form 10-K filed with the SEC with respect to the fiscal year ended January 31, 2000 and the Form 10-Q and each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after the date of filing of the Form 10-Q which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-Q (collectively, the "Parent SEC Documents"). As of their respective filing dates, or in the case of registration statements, their respective effective times, none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

          (ii) The financial statements (including the notes thereto) of Parent included in the Form 10-Q for the fiscal quarter then ended, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of Parent as at the dates thereof and the results of their operations, stockholders' equity and cash flows for the period then ended.


                                  ARTICLE IV

                              RELATED AGREEMENTS

     4.1  Related Agreements.  Simultaneous with the execution and delivery of
          ------------------
this Agreement, the following agreements (such agreements, together with the Indemnity Escrow Agreement (which are not being executed or delivered until the Closing), being herein collectively referred to as the "Related Agreements") are being executed and delivered by the respective parties thereto:

     (a) Affiliate Agreements. The Stockholder is entering into an Investment Representation and Lock-Up Agreement with Parent, effective as of the Effective Time (the "Lock-Up Agreement"), in the form of Exhibit C attached hereto,
                                               ---------
providing, among other
matters, that the Stockholder and its transferees shall not transfer their shares of Company Stock following the Effective Time except as provided therein and including a representation as to such person's intentions with respect thereto. Parent and Acquisition Sub shall be entitled to place legends on the certificates evidencing any Parent Common Stock to be received by the Stockholder and its transferees pursuant to the terms of this Agreement and the Certificate of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Lock-Up Agreement, whether or not the Lock-Up Agreement is actually delivered to Parent.

     (b) Indemnity Escrow Agreement. Each of Parent, the Stockholder and the Escrow Agent are entering into the Escrow Agreement.

     (c) Distributor Agreement. SWI, Parent and the Stockholder shall enter into a Distributor Agreement, in the form of Exhibit D attached hereto, pursuant
                                             ---------
to which, among other matters, the parties thereto shall covenant and agree that, for a period of three (3) years after the Effective Time, the price paid by Parent and its subsidiaries to SWI and its affiliates, subsidiaries, successors and assigns (the "SWI Parties") for inventory or merchandise for resale shall be no less favorable to Parent and its subsidiaries than the then lowest current price charged by the SWI Parties to third parties in similar classes of trade (i.e., equivalent distribution channels) for such inventory or merchandise.

     (d)  Non-Competition Agreements. Each of the persons listed on Schedule
                                                                    --------
4.1(d) hereto is entering into an agreement with Parent, to be effective as of
------
the Effective Time, in the form of Exhibit E attached hereto (the "Non-
                                   ---------
Competition Agreements"), providing for, among other things, restrictions upon such person from competing with the business of Parent, Phase Three and the Surviving Corporation.

     (e) Registration Rights Agreements. The Stockholder and Parent are entering into a Registration Rights Agreement effective as of the Effective Time, in the form of Exhibit F attached hereto (collectively, the "Registration
                     ---------
Rights Agreements"), providing for registration rights with respect to the Merger Shares.

     (f)  Release Agreements. The Stockholder and each person listed on Schedule
                                                                        --------
4.1(g) is entering into a Release Agreement, effective as of the Effective Time,
------
in the form of Exhibit G attached hereto (the "Release Agreements"), providing for, among other things, release of the Company, Parent and Parent's affiliates from any and all claims, known and unknown, that such person may have against the Company through the Effective Time.

     (g) Assignment and Assumption Agreement. Parent and SWI are entering into an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit K.
          ---------

                                   ARTICLE V

               CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                             ADDITIONAL AGREEMENTS

     5.1  Access to Records and Properties of Each Party; Confidentiality.
          ---------------------------------------------------------------
From and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 9.1 hereof (the "Executory Period"), the Company and the Stockholder shall permit Parent and its consultants and professional advisors to conduct, and assist Parent and its consultants and professional advisors in the conduct of, a full and complete investigation of the Company's and Phase Three' business and technology including, without limitation, a market and competitive products and technology analysis and a review of such of the Company's and Phase Three' books and records, contracts, technology, intellectual property, inventory, equipment, technical materials, customer records and other assets as the Parent may reasonably request, as well as, reasonable, non-disruptive access to, and communications with, current and former employees of the Company and Phase Three (the "Investigation"). The Investigation shall be conducted during normal business hours. All such information shall be subject to the confidentiality agreements currently existing between the parties; the Investigation shall not give Parent the right to use any disclosed or discovered information beyond the scope of these provisions or agreements.

     5.2  Operation of Business of the Company.  During the Executory Period,
          ------------------------------------
the Company shall operate its business, and the businesses of Phase Three and SWI, as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its business and assets, to keep available the services of its officers and employees and to maintain satisfactory relationships with persons having business dealings with it. Without limiting the generality of the foregoing and except as set forth in
Schedule 5.2 hereto, during the Executory Period, the Company shall not, without the prior written consent of Parent, take or cause to occur any of the actions or transactions described in Section 3.1(f)(iii) through (xiii).

     5.3  Negotiation With Others.  During the Executory Period, the Company
          -----------------------
shall not (and the Company shall not permit the Company's employees, directors, officers, advisors, consultants or agents to), and the Stockholder shall not (and the Stockholder shall not permit the Stockholder's managers, members, employees, directors, officers, advisors, consultants or agents to), directly or indirectly: (i) solicit, initiate or engage in any discussions or negotiations with, whether or not initiated by the Company or the Stockholder, or provide any information to, or take any other action with the intent to facilitate the efforts of, any third party relating to any possible agreement (whether binding or in principle) or other arrangement involving (1) the acquisition of the Company or Phase Three (whether by way of merger, purchase of capital stock, purchase of assets or otherwise); (2) any financing of, or investment in, including the purchase of any capital stock in, the Company or Phase Three; (3) the sale, license, disposition or encumbrance of any substantial portion of the assets of the Company or Phase Three; or (4) any action or agreement that would otherwise be inconsistent with the terms of this Agreement, the Certificate of Merger or the Related Agreements or that would prohibit the performance of the Company's or the Stockholder's obligations under this Agreement, the Certificate of Merger or the Related Agreements (each, a "Prohibited Transaction"); or (ii) authorize or consummate a Prohibited Transaction. In addition, upon execution and delivery of this Agreement, the Company and the Stockholder shall: (i) terminate any and all discussions, if any, it or they may be having regarding a Prohibited Transaction; and (ii) immediately notify Parent in writing if it or they thereafter receive any inquiries or offers from any person or entity regarding a Prohibited

Transaction, which notice shall contain the identity of such person or entity, the nature of the Prohibited Transaction proposed and the material terms of the proposal.

     5.4  [Intentionally Omitted]

     5.5  Preparation of Filings.  The parties acknowledge that Parent and
          ----------------------
the Company have, on June 15, 2000, made the filings required to be made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Filing") in connection with the transactions contemplated hereby. As promptly as practicable after the date of this Agreement, Parent and the Company shall properly prepare and file any filings required under the Exchange Act, the Securities Act or any other Federal or state laws, and Parent shall properly prepare and file any filings required under state securities or "blue sky" laws, in each case relating to the Merger and the transactions contemplated by this Agreement (collectively, the "Filings"). The Company shall promptly furnish Parent with all information concerning the Company and the Stockholder as may be reasonably requested by Parent in connection with any action contemplated by this Section 5.5. The Parent and the Company will notify the other promptly of the receipt of any comments from any government officials for amendments or supplements to the HSR Filing or any other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any government officials, on the other hand, with respect to the Merge, the HSR Filing or any other Filing. Except as may be prohibited by any Legal Requirement or any Governmental Authority, the Parent and the Company shall promptly provide the other (or its counsel) with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby and thereby. The Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should be set forth in an amendment or supplement to the HSR Filing or any other Filing, Parent or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with any government officials, such amendment or supplement.

     5.6  Advice of Changes.  During the Executory Period, the Company and
          -----------------
Parent shall promptly advise the other to the extent there is knowledge of any change, event or circumstance having, or which, insofar as can reasonably be foreseen, could have a Company Material Adverse Effect or a Phase Three Material Adverse Effect or a material adverse effect on the business and financial position of Parent or which could reasonably be expected to affect the truth of their respective representations, warranties, covenants or agreements herein provided, however that no such notification shall affect in any material respect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.7  Approval.  The Company shall (a) take or cause to be taken all such
          --------
other action as may be required by the DGCL and any other applicable law in connection with the Merger and this Agreement, in each case as promptly as reasonably possible and (b) reasonably cooperate with and assist Parent and its representatives in taking any such actions as may reasonably be required to consummate the Merger, including obtaining the consent and approval of any third parties or governmental agencies. The Stockholder shall prepare and distribute to its members and managers any written notice and other materials relating to the approval of the

SWI Distribution, the Contribution Agreement (as defined in Section 6.2(i) below), the Merger, this Agreement and the transactions contemplated hereby and thereby, in accordance with the Charter and By-laws of the Company, the DGCL and any other Federal and state laws relating to the SWI Distribution or the Merger or any other transaction relating to or contemplated by this Agreement or the Contribution Agreement (collectively, the "Members' Materials"); provided, however, that to the extent the Company is provided with reasonable advance notice of a request for review, Parent and its counsel shall have the opportunity to review all Members' Materials prior to delivery to the members of the Stockholder, and provided further, that if any event occurs that is required to be set forth in an amendment or supplement to any Members' Materials, the Company shall promptly inform Parent thereof (or, if such event relates solely to Parent, Parent shall promptly inform the Company thereof), and the Company shall promptly prepare an amendment or supplement in form and substance reasonably satisfactory to Parent in accordance with the Charter and by-laws of the Company, the DGCL and any other Federal or state laws.

     5.8  Legal Conditions to Merger.  Each party hereto shall take all
          --------------------------
reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will take all reasonable actions necessary to cooperate with and furnish information to the other party or parties, as the case may be, in connection with any such requirements imposed upon such other party or parties in connection with the Merger. Each party hereto shall use their best efforts (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other party or parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such party (or by the other party or parties) in connection with the Merger or the taking of any action contemplated by this Agreement, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and (c) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

     5.9  Consents.  Each party hereto shall use its best efforts, and the
          --------
other parties shall reasonably cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the Surviving Corporation to conduct and operate the businesses of the Company and Phase Three substantially as presently conducted and as proposed to be conducted.

     5.10 Efforts to Consummate.  Subject to the terms and conditions herein
          ---------------------
provided, the parties hereto shall use their best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Article VI as soon as reasonably practicable, provided, however, that neither Parent nor any of its affiliates shall be under any obligation (x) to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates, the Company or the holding separate of the Company Stock or (y) imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to acquire, hold or exercise full rights of ownership of the shares Company Stock.

     5.11  Notice of Prospective Breach.  Each party hereto shall immediately
           ----------------------------
notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

     5.12  Public Announcements.  The parties hereto agree that subject to the
           --------------------
public disclosure and other legal obligations of Parent and regulatory obligations to which each may be subject, they shall advise and confer prior to the issuance (and provide copies to the other party prior to issuance) of any public announcement or reports or statements with respect to the Merger; provided, however, that neither party nor any of its affiliates or representatives will issue any report, statement or release pertaining to this Agreement or any transaction contemplated hereby, without the prior written consent of the other party, such consent not to be unreasonably withheld; further provided, however, that the provisions of the foregoing proviso shall in no way prevent or prohibit Parent from taking any action in order to comply with any provisions of the Exchange Act or any other legal public disclosure or regulatory obligations of Parent.

     5.13  Support of Merger by Officers and Directors.  Each party hereto
           -------------------------------------------
shall use its or his best efforts to cause all of its officers and directors to support the Merger and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

     5.14  Support of Merger by Stockholder.  The Stockholder hereby agrees to
           --------------------------------
use its best efforts to cause the Company to duly observe and perform its obligations under this Agreement.

     5.15  [Intentionally Omitted]

     5.16  Financial Statements.  The Company will provide Parent at or prior
           ---------------------
to the Effective Time with draft audited consolidated balance sheets of the Company and related draft audited consolidated statements of income, cash flow and shareholders' equity as of and for the most recently completed fiscal year of the Company (the "Draft Financials"); provided that no later than fifteen
(15) days following the Closing Date the Company will provide Parent with final audited consolidated balance sheets of the Company and related final audited consolidated statements of income, cash flow and shareholders' equity as of and for the most recently completed fiscal year of the Company that will not materially differ from the Draft Financials.

     5.17  Indemnification of Directors and Officers.
           -----------------------------------------

     (a) For six years from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Charter and the Company Bylaws for acts or omissions occurring at or prior to the Effective Time.

     (b) This Section 5.17 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the indemnified parties under
Section 5.17 and their respective heirs and personal representatives (each of which shall be entitled to enforce this Section 5.17 against the Parent and the Surviving Corporation, as the case may be, as a third-party beneficiary hereof).

     5.18  Registration Obligation.  Not later than 30 days after the Closing
           -----------------------
Date, Parent shall prepare and file with the SEC a registration statement (the "Registration Statement") on Form S-3, or any other filing form which Parent shall deem appropriate, with respect to the sale of the shares of Merger Shares to be held by any Stockholder or a member of the Stockholder immediately following the Effective Time (the "Affiliate Shares"). Parent shall take all reasonable steps necessary to ensure that the Registration Statement does not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Parent shall use its best efforts to have the Registration Statement declared effective as soon as practicable after the Closing Date and shall keep the Registration Statement effective subject to appropriate "blackout" periods and until the earlier of (i) eighteen (18) months after its effective date, (ii) all Merger Shares have been sold thereunder, or
(iii) all Merger Shares may be sold without registration under the 1933 Act.

     5.19  Stock Exchange Listing.  Parent shall use all commercially
           ----------------------
reasonable efforts to have authorized for quotation on Nasdaq National Market, upon official notice of issuance, the Merger Shares and shares of Parent Common Stock, if any, issuable upon exercise of the Warrant.

     5.20 Assumption of Tax Liability. The Surviving Company shall assume the obligation for the accumulated tax liability of the Company, other than the SWI Distribution Liability, if any, for the period from March 1, 2000 through the Closing Date.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

     6.1   Conditions to Each Party's Obligations.  The obligations of each
           --------------------------------------
party to perform this Agreement and to effect the Merger are subject to the satisfaction of the following conditions, at or prior to the Closing unless waived (to the extent such conditions can be waived) by all parties hereto:

     (a) Stockholder Approval; Certificate of Merger. This Agreement and the Merger shall have been duly and validly approved and adopted by the Stockholder of the Company in accordance with the DGCL and the Company's Charter and By-laws.

     (b) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

     (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

     (d) Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

     6.2  Conditions to Obligations of Parent and Acquisition Sub.  The
          -------------------------------------------------------
obligations of Parent to perform this Agreement and of Acquisition Sub to perform this Agreement and effect the Merger, at or prior to the Closing are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

     (a)  Representations and Warranties of the Company and the Stockholder.
The representations and warranties of the Company and the Stockholder set forth in Section 3.1 and 3.2 hereof shall be true and correct in all material respects (except for any representation or warranty that by its term is qualified by materiality, in which case it shall be true and correct in all respects) as of the Closing Date (excluding any representation or warranty that refers specifically to the date of this Agreement, "the date hereof" or any other date other than the Closing Date) as though made on and as of the Closing Date, and Parent and Acquisition Sub shall have received certificates signed by the Chief Executive Officer or President of the Company and the Stockholder to that effect.

     (b)  Performance of Obligations of the Company and the Stockholder.
The Company and the Stockholder shall have performed in all material respects the obligations required to be performed by it and them, respectively, under this Agreement prior to or as of the Closing Date, and Parent and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer on behalf of the Company and the Stockholder, respectively, to that effect.

     (c) Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement, the Certificate of Merger and the Related Agreements by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of the Company, and the Company and the Stockholder shall have full power and right to effect the Merger on the terms provided herein.

     (d) Opinion of the Company's Counsel. Parent and Acquisition Sub shall have received an opinion dated the Closing Date of Cooley Godward LLP, counsel to the Company, substantially in form attached hereto as Exhibit I.

     (e) Consents and Approvals. Parent and Acquisition Sub shall have received duly executed copies of all consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to Parent and Acquisition Sub.

     (f) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for the consummation by the Company of the transactions contemplated hereby and thereby shall have been obtained or made.

     (g) Related Agreements. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement. In addition, the Designated Persons that hold shares of Company Stock representing, in the aggregate, and when combined with the aggregate number of shares of Company Stock then held by the Designated Persons, not less than ninety-five percent (95%) of the outstanding shares of Company Stock, shall have entered into Lock-Up Agreements with Parent.

     (h) Absence of Material Adverse Change. There shall have been no change having a Company Material Adverse Effect or a Phase Three Material Adverse Effect prior to the Closing provided, however, that for purposes of determining whether there shall have been a Company Material Adverse Effect or a Phase Three Material Adverse Effect, (i) any adverse change resulting from or relating to general business or economic conditions shall be disregarded (ii) any adverse changes resulting from or relating to conditions generally affecting the industry in which the Company competes shall be disregarded (iii) any adverse change resulting from or relating to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (iv) any adverse changes resulting from or relating to the taking of any action contemplated by this Agreement shall be disregarded.

     (i) SWI Distribution/Contribution Agreement.  The Stockholder and each of its members shall have entered into a Contribution Agreement (the "Contribution Agreement"), substantially in the form of Exhibit L attached
                                                        ---------
hereto, pursuant to which, among other matters, the members of Stockholder (representing all of the former stockholders of the Company) (i) shall have transferred all of their shares of Company Stock to the Stockholder in exchange for membership interests in the Stockholder, (ii) shall have consented to the termination of the Stockholder Agreement dated August 19, 1999 by and among the Company and the parties thereto, and (iii) waived any rights of first refusal with respect to such shares of Company Stock, including any such rights under
Article XIV of the Company's Bylaws. The SWI Distribution and the transactions contemplated by the Contribution Agreement shall have been consummated in a manner reasonably satisfactory to Parent.

     (j) Resignation of Directors and Officers. The directors and officers of the Company and Phase Three immediately prior to the Effective Time shall have resigned as directors and officers of the Surviving Corporation and Phase Three effective as of the Effective Time; except that, it is currently contemplated that Mike Adamski shall serve as President of the Surviving Corporation after the consummation of the Merger. The employment of each of Mark B. Kristof, Frank Messman and Christopher Wilno with the Company shall have been terminated on terms satisfactory to Parent, provided that such termination shall include, without limitation, the termination of (i) the employment agreement entered into by Frank Messman and SWI as of October 22, 1998 and assumed by the Company effective August 13, 1999, and (ii) the Employment Agreement by the Company and Mark B. Kristof shall have been terminated on terms satisfactory to Parent. That certain Severance Agreement between the Company and Scott Drouillard and the Company and all of the Company's obligations thereunder shall have been assumed by SWI and Scott Drouillard shall have consented to such assumption in a manner satisfactory to Parent.

     (k) Company Option Plans. The Company shall have taken all corporate and Stockholder action to terminate the Company Option Plans and all of the Company Options shall have been exercised in full or terminated.

     (l) Stockholder Members Investment Representations. Each of the members of the Stockholder shall, as part of the Contribution Agreement, have delivered to the Stockholder a representation, in a form reasonably satisfactory to Parent, that such member is an accredited investor, as such term is used under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (m) [Intentionally Omitted]

     (n) Delivery of Closing Financial Certificate. Parent and Acquisition Sub shall have received a certificate in the form attached hereto as Schedule 6.2(n) (the "Closing Financial Certificate"), dated as of the Closing Date, prepared by the Company, setting forth an estimate of the Net Working Capital of the Company as of the Closing Date equal to $3,339,000 (the "Estimated Company Net Working Capital"), which is the estimated amount of Net Working Capital of the Company as of the Closing Date. For the purposes of the Closing Financial Certifcate, the estimated accumulated tax liability of the Company, other than the SWI Distribution Liability, if any, for the period from March 1, 2000 through the Closing Date shall be $400,000 (the "Estimated 2000 FY Tax Liability"). The parties acknowledge and agree that for the purposes of determining Estimated Company Net Working Capital and Actual Company Net Working Capital (defined below), the liabilities of the Company shall not include (i) net cash advances made to Phase Three by its then current parent prior to February 29, 2000; (ii) income taxes accrued subsequent to February 29, 2000; and (iii) the CIBC Fee.

     (o) Employment. As of the Closing Date, the Company shall employee a sufficient number of employees to operate in the ordinary course the business of the Company, as determined by Parent in good faith.

     (p) Additional Documents. The Parent and Acquisition Sub shall have received the following documents:

          (i) from Phase Three a certificate of good standing of Phase Three issued by the Secretary of State of the State of California dated within 7 business days of the Closing Date;

          (ii) from the Company (1) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated within 7 business days of the Closing Date, (2) a certificate as to the Company's due qualification and license to do business issued by the Secretary of State of the State of California dated within 7 business days of the Closing Date and (3) certificates signed by the President and Secretary of the Company in the form attached hereto as Exhibit J.
                   ---------

          (iii) from the Stockholder (1) a certificate of full force and effect of the Stockholder issued by the Secretary of State of the State of Delaware dated within 7 business days of the Closing Date, and (2) certificates signed by the President and Secretary of the Stockholder in the form attached hereto as Exhibit J.
---------

      (q) Term Debt and Notes.

          (i) The Amendment to Loan and Security Agreement (the "Loan Amendment") shall have been entered into by and among Stockholder, CCS, Parent, SWI, Fleet Capital Corporation ("Fleet"), First Source Financial LLP ("First Source") and certain other parties thereto, pursuant to which, among other matters, SWI or the Stockholder shall have fully assumed all of the then outstanding principal amount and interest of any debt outstanding and payable by the Company, Phase Three, SWI or any of their Affiliates to Fleet and First Source (the "Term Debt"), including, but not limited to, the debt referred to in the documents set forth in Schedule 6.2(q)(i) attached hereto, in excess of
                           ------------------
$10,000,000 in aggregate principal amount (the "Retained Debt").

          (ii) SWI and/or the Stockholder shall have fully assumed all of the then outstanding principal and interest of any debt outstanding and payable by the Company, Phase Three, SWI or any of their Affiliates pursuant to any promissory notes executed by SWI, Phase Three or the Company in favor of any member of the Stockholder or any other Affiliate of SWI, Phase Three, the Company or the Stockholder immediately prior to the Effective Time (the "Notes"), including, but not limited to, the promissory notes set forth on

Schedule 6.2(q)(ii) attached hereto.
-------------------

          (iii) SWI and/or Stockholder shall have fully assumed the Term Debt and the Notes. The Company and Phase Three shall not have any obligations or liabilities under the Term Debt, the Notes or any of the documents set forth on

Schedule 6.2(q)(i) or Schedule 6.2(q)(ii).  The Company and Phase Three shall
------------------    -------------------
have been removed as a promissor, guarantor and/or party under any documents relating to the Term Debt and the Notes, including, without limitation, any of the documents set forth on Schedule 6.2(q)(i) or Schedule 6.2(q)(ii). The
                           ------------------     -------------------
Phase Three stock certificate(s) that had been held by Fleet to secure the Term Debt shall have been delivered to Parent. No Encumbrances shall be on, in place or exist with regard to any of the assets of the Company or Phase Three in connection with the Term Debt.

      (r) Profit Sharing Plan. Prior to the Closing Date, the Central
          -------------------
Coast Surfboards, Inc. Profit Sharing Plan (the "Profit Sharing Plan") shall be terminated and accounts of participants shall be 100% vested, in accordance with applicable law and the provisions of the Profit Sharing Plan.

      6.3 Conditions to Obligations of the Company. The obligations of the
          ----------------------------------------
Company to perform this Agreement and the Certificate of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company:

      (a) Representations and Warranties of Parent. The representations and warranties of Parent and Acquisition Sub set forth in Section 3.3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the Closing Date (excluding any representation or warranty that refers specifically to "the date of this Agreement, "the date hereof" or any other date other than the Closing Date) as though made on and as of the Closing Date, and the Company shall have received a certificate signed by the Chief Executive Officer or President of Parent and the President of Acquisition Sub to that effect.

      (b) Performance of Obligations of Parent and Acquisition Sub. Parent and Acquisition Sub shall have performed in all material respects their respective obligations required to be performed by them under this Agreement and the Certificate of Merger prior to or as of the Closing Date and the Company shall have received a certificate signed by the Senior Vice President of Parent and President of Acquisition Sub to that effect.

      (c) Related Agreements. Parent shall have executed and delivered the Related Agreements to which it is a party and all other agreements to which Parent is to be party pursuant to the terms of Section 4.1 and each such agreement shall be in full force and effect in accordance with its terms.

      (d) Stock Certificates. Parent shall have delivered a letter to its transfer agent directing the transfer agent to deliver the Merger Shares to the Stockholder and Escrow Agent, as applicable.

      (e) Stockholder Approval. This Agreement and the Merger shall have been approved by the affirmative vote of at least (i) a majority of the outstanding shares of Company Common Stock, and (ii) seventy-five percent (75%) of the Series A Preferred Stock and Series B Preferred Stock, each voting separately as a class.

      (f) Absence of Material Adverse Change. There shall have been no change having a Parent Material Adverse Effect prior to the Closing provided, however, that for purposes of determining whether there shall have been a Parent Material Adverse Effect (i) any adverse change resulting from or relating to general business or economic conditions shall be disregarded (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Parent competes shall be disregarded (iii) any adverse change resulting from or relating to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (iv) any adverse change resulting from or relating to the taking of any action contemplated by this Agreement shall be disregarded.

     (g) Loan Amendment. Parent shall have, pursuant to the terms of the Loan Amendment, paid-off $10,000,000 of the Term Debt.

     (h) Additional Documents. The Stockholder shall have received the following documents from Parent or Acquisition Sub, as the case may be:

          (i) certificates of good standing of Parent and Acquisition Sub, respectively, issued by the Secretary of State of the State of Delaware dated within 7 business days of the Closing Date, and

          (ii) certificates signed by the President and Secretary of Parent and Acquisition Sub, respectively, in the form attached hereto as Exhibit J.
                                                              ---------

     (i) CIBC Fee.  Parent shall have paid the CIBC Fee.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 Certain Information Required by the Code. Each holder of Company
         ----------------------------------------
Stock or Company Options who holds ten percent (10%) or more (by value) of the interests in the Company immediately prior to the Merger, within the meaning of
Section 1060(e) of the Code, and who, in connection with the Merger, enters into a Non-Competition Agreement or other agreement with the Company or the Surviving Corporation (or is related to any person who enters into any such contract or agreement, within the meaning of Section 267(b) or Section 707(b)(1) of the
Code) shall furnish Parent with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Parent may request in order to comply with Section 1060(e) and any regulations promulgated thereunder.

     7.2 Restriction on Transfer.
         -----------------------

     (a) The shares of Parent Common Stock to be issued to the Stockholder pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 7.2 and except for the pledge of such shares in connection with the Term Debt assumed by SWI, which conditions are intended to insure compliance with the provisions of the Securities Act. The Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the stockholder.

     (b) Each certificate representing Restricted Securities issued to the Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 7.2(c) and 7.2(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 7.2 OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF _______, 2000 AMONG ALLOY ONLINE, INC., ALLOY ACQUISITION SUB, INC., KUBIC MARKETING, INC. AND THE OTHER SIGNATORIES THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, ALLOY ONLINE INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF AN ALLOY ONLINE INC. CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ALLOY ONLINE INC."

     (c) Upon approval of the Merger by the Stockholder as contemplated hereby, the Stockholder is deemed to agree (and by execution and delivery of this Agreement and the Lock-Up Agreement the Stockholder confirms its agreement) that, prior to any Transfer of Restricted Securities to give written notice to Parent of Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 7.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if reasonably requested by Parent, shall be accompanied by the written opinion, addressed to Parent, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Parent) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Parent. Notwithstanding anything contained herein to the contrary, no opinion shall be required for a distribution of shares from Stockholder to its members. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any un-transferred balance of such Restricted Securities) shall bear the legend set forth in Section 7.2(b) unless (x) in such opinion of counsel of Parent registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Parent shall have waived the requirement of such legends. No holder of any Restricted Securities shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Parent or unless such opinion is not required in accordance with the provisions of this Section 7.2(c)).

     (d) Notwithstanding the foregoing provisions of this Section 7.2, the restrictions imposed by this Section 7.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 7.2(c) and, pursuant to
Section 7.2(c), the securities so transferred are not required to bear the legend set forth in Section 7.2(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 7.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Parent, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.2(b) and not containing any other reference to the restrictions imposed by this Section 7.2.

     (e) To enforce the restrictions set forth in this Section 7.2, the Stockholder understands and agrees that Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by the Stockholder but not as to certificates for such shares of Parent Common Stock as to which the legend set forth in paragraph (b) of this Section 7.2 is no longer required because one or more of the conditions set forth in Section 7.2(d) shall have been satisfied, in the event of a proposed transfer in violation or breach of this Section 7.2 or that is or may otherwise be unlawful.

     7.3  Confidentiality.
          ---------------

     (a) The Stockholder acknowledges and recognizes that the Company Subject Business (as defined below) has been conducted or is currently planned to be conducted by the Company and Phase Three, and further acknowledges and recognizes the highly competitive nature of the industry in which the Company Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to the Stockholder of the transactions contemplated hereby, and in consideration of and as an inducement to Parent and Acquisition Sub to enter into to this Agreement and to consummate the transactions contemplated hereby, from and after the Effective Time, the Stockholder shall not (and shall cause each of their respective affiliates and subsidiaries, and the officers, directors, employees, equityholders, advisors and agents of them and their affiliates and subsidiaries not to) use or disclose to any person, any Company Confidential Information or the terms and conditions of this Agreement, for any reason or purpose whatsoever, nor shall it or they make use of any of the Company Confidential Information for its own purposes or for the benefit of any Person except (i) in order to facilitate the fulfillment of such party's obligations hereunder, (ii) to Parent and the Surviving

Corporation, (iii) as required by law or judicial process, (iv) as required to fulfill legal and regulatory obligations, if any, or (v) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, provided that such third party agrees to be bound by the confidentiality provisions hereof. For purposes of this Agreement, "Company Confidential Information" shall mean Intellectual Property Rights of the Company, Phase Three, the Surviving Corporation or Parent or its affiliates and all information of a proprietary nature relating to the Company, Phase Three, the Surviving Corporation or Parent or its affiliates or the Company Subject Business (other than information that is in the public domain at the time of receipt thereof by the Company or otherwise becomes public other than as a result of the breach by the Company or the Stockholder of its agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Parent or the Company or is independently developed by the Company) and the terms and conditions of this Agreement. As used herein, the term "Company Subject Business" shall mean (i) the business of the Company or Phase Three and (ii) the business of Parent or any of its affiliates.

     (b) The Parent and Acquisition Sub acknowledge and recognize that the SWI Business (as defined below) has been conducted or is currently planned to be conducted by SWI, and further acknowledge and recognize the highly competitive nature of the industry in which the SWI Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to the Parent and Acquisition Sub of the transactions contemplated hereby, and in consideration of and as an inducement to Stockholder to enter into to this Agreement and to consummate the transactions contemplated hereby, from and after the Effective Time, the Stockholder shall not (and shall cause each of their respective affiliates and subsidiaries, and the officers, directors, employees, equityholders, advisors and agents of them and their affiliates and subsidiaries not to) use or disclose to any person, any SWI Confidential Information or the terms and conditions of this Agreement, for any reason or purpose whatsoever, nor shall it or they make use of any of the SWI Confidential Information for its own purposes or for the benefit of any person except (i) in order to facilitate the fulfillment of such party's obligations hereunder, (ii) to SWI or the Stockholder, (iii) as required by law or judicial process, (iv) as required to fulfill legal and regulatory obligations, if any, or (v) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, provided that such third party agrees to be bound by the confidentiality provisions hereof. For purposes of this Agreement, "SWI Confidential Information" shall mean Intellectual Property Rights of SWI or the Stockholder, or its affiliates and all information of a proprietary nature relating to SWI or Stockholder or its affiliates or the SWI Business (other than information that is in the public domain at the time of receipt thereof by SWI or the Stockholder or otherwise becomes public other than as a result of the breach by Parent or Acquisition Sub of its agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to SWI or the Stockholder or is independently developed by the Parent or Acquisition Sub) and the terms and conditions of this Agreement. As used herein, the term "SWI Business" shall mean the business of the Stockholder or SWI or any of its affiliates.

     7.4 Profit Sharing Plan/IRS. As soon as reasonably practicable
         -----------------------
following, but in no event later than 90 days following, the Closing Date, the Stockholder shall file or shall cause to be filed with the Internal Revenue Service ("IRS") a request for a favorable determination upon termination of the Profit Sharing Plan, in accordance with such rules and regulations governing such filings. The Stockholder shall take such actions as the IRS may require to obtain such a determination and shall provide to Acquisition Sub copies of the filing, and all correspondence to and from the IRS with respect to such filing, including, without limitation, a copy of the favorable determination letter ultimately issued by the IRS in response to such filing.


                                 ARTICLE VIII

                                INDEMNIFICATION


     8.1  Definitions. As used in this Agreement, the following terms shall
          -----------
have the following meanings:

     (a) "Affiliate" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

     (b)  "Event of Indemnification" shall mean the following:

          (i) with respect to Parent, Acquisition Sub and the Surviving Corporation (a "Parent Event of Indemnification"),

               (1) the breach or misrepresentation of any representation or warranty contained in Section 3.1 or 3.2 of this Agreement, the Company Disclosure Schedule, or any Exhibit or Schedule hereto;

               (2) the breach or misrepresentation of any agreement or covenant of the Company or the Stockholder contained in this Agreement or in the Company Disclosure Schedule, any Exhibit hereto or any document delivered in connection herewith;

               (3) any claim, demand, liability or obligation of any nature whatsoever, which arose or was incurred on or before the Closing Date, or which was based on events occurring on or before the Closing Date, or which was based on products sold or services performed by the Company, Phase Three, SWI, or the stockholders of the Company on or before the Closing Date, notwithstanding that the date on which the claim, demand, liability or obligation may arise or become manifest is after the Closing Date, other than liabilities or obligations of the Company or Phase Three arising after the Closing Date under contracts and agreements entered into prior to the Closing Date that are disclosed on the Company Disclosure Schedule; or

               (4) any claim, demand, liability or obligation sustained or suffered by the Company, Phase Three, Parent or the Surviving Corporation, or any of them, arising from or in connection with (A) the action of the Stockholder required to approve the transactions contemplated by this Agreement, the Contribution Agreement and the Related Agreements, or (B) any assertion of impropriety by the Stockholder of the Company against the Company, Phase Three, Parent or the Surviving Corporation, or any of them, with respect to any actions or transactions of or involving the Company or Phase Three prior to or at the Effective Time (including without limitation, the actions and transactions contemplated by this Agreement, the Certificate of Merger and the Related Agreements); provided that an Event of Indemnification shall not include (x) liabilities set forth on the Company Financial Statements, (y) liabilities set forth on Schedule 3.1(f), or (z) liabilities accrued
                                   ---------------
          in the ordinary course of business after the date of the Company Balance Sheet other than any such liabilities under this subsection
          (z) that should have been disclosed on the Company Disclosure Schedule but were not.

          (ii) with respect to the Stockholder (a "Stockholder Event of Indemnification"),

               (1) the breach or misrepresentation by Parent or Acquisition Sub of any representation or warranty contained in Section 3.3 of this Agreement or any Exhibit or Schedule hereto; or

               (2) the breach or misrepresentation of any agreement or covenant of Parent or Acquisition Sub contained in this Agreement, any Exhibit hereto or any document delivered in connection herewith.

     (c)  "Indemnified Persons" shall mean and include:

          (i) with respect to a Parent Event of Indemnification, Parent, Acquisition Sub and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing; or

          (ii) with respect to a Stockholder Event of Indemnification, Stockholder and its respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

     (d)  "Indemnifying Persons" shall mean and include:

          (i) with respect to a Parent Event of Indemnification, prior to the Closing, the Company, the Stockholder and each of its or his respective successors, assigns, heirs and legal representatives and estates, as the case may be and (B) on and after the Closing, the Stockholder and its or his respective successors, assigns, heirs and legal representatives and estates, as the case may be (the "Stockholder Indemnifying Parties"); or

          (ii) with respect to a Stockholder Event of Indemnification, Parent and Acquisition Sub and each of its or his respective successors, assigns, heirs and legal representatives and estates, as the case may be (the "Parent Indemnifying Parties").

     (e) "Losses" shall mean any and all losses, demands, actions or causes of action, suits, proceedings, investigations, arbitrations, claims assessments, shortages, damages, liabilities (contingent or otherwise), payments, obligations, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.

     8.2  Indemnification Generally.
          -------------------------

     (a) The Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification.

     (b) Any Losses arising from a Parent Event of Indemnification shall be paid from the Escrow Fund (as defined in the Indemnity Escrow Agreement), provided that the indemnification obligations of the Stockholder after the Closing shall be limited to the amounts deposited in the Escrow Fund; and (other than in connection with Fraud Claims, Tax, Title or Environmental Claims, or SWI Distribution Liability Claims (each as defined below)). To the extent applicable, a Parent Event of Indemnification shall be effected in accordance with the terms and conditions of the Indemnity Escrow Agreement.

     (c) The indemnification obligations of the Parent Indemnifying Parties shall be limited to $10,000,000.

     (d) No payment for Losses shall be made until the aggregate amount of Losses incurred by an Indemnified Person exceeds $250,000 after which point the Indemnifying Persons shall indemnify the Indemnified Persons for all accrued Losses, including the first $250,000 of such Losses.

     (e) Notwithstanding any of the foregoing, nothing contained in this Section
8.2 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons (including rights available under the Securities Act or the Exchange Act) nor shall there be any limitation of liability of Indemnifying Persons in connection with any of such rights of the Indemnified Persons (A) to bring any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon (i) an allegation or allegations that the Company and/or the Indemnifying Persons, or any of them, had an intent to defraud or made a willful, intentional or reckless misrepresentation or willful omission of a material fact in connection with this Agreement, the Certificate of Merger or the Related Agreements and the transactions contemplated hereby or thereby ("Fraud Claims"), (ii) any alleged breach of any of the representations or warranties contained in Sections 3.1(c), 3.1(g), 3.1(p) or 3.2(a) (a "Title, Tax or Environmental Claim"), or (iii) the SWI Distribution Liability ("SWI Distribution Liability Claims") or (B) to enforce any judgment of a court of competent jurisdiction which finds or determines that the Company and/or the Indemnifying Persons, or any of them, had an intent to defraud or made a willful misrepresentation or omission of a material fact in connection with this Agreement or the Certificate of Merger and the transactions contemplated hereby or thereby. Notwithstanding the foregoing or anything to the contrary in this Agreement, the indemnification obligations of the Stockholder Indemnifying Parties after Closing pursuant to this Section 8.2(e) shall be limited to an aggregate total of $10,000,000, including the amounts deposited in the Escrow Fund.

     8.3  Assertion of Claims. No claim shall be brought under Section 8.2
          -------------------
hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Stockholder (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to
Section 8.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice to the Stockholder will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 8.2 hereof.

     8.4 Notice and Defense of Third Party Claims. Losses resulting from the
         ----------------------------------------
assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

     (a) The Indemnified Persons shall promptly give written notice to the Stockholder of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Stockholder will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

     (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Indemnifying Persons shall be entitled, at their expense, to participate in the defense of any Third Party Claims. The Stockholder and the Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.
The Indemnified Persons shall have the right to settle, adjust or compromise such Third Party Claims with the consent of the Indemnifying Persons, such consent not to be unreasonably withheld; provided, however, that any such settlement, adjustment or compromise shall include full and complete waivers and releases (documented in writing) of all applicable Third Party Claims.

     8.5 Survival of Representations and Warranties. Subject to the further
         ------------------------------------------
provisions of this Section 8.5, the representations and warranties of the parties hereto shall survive the Effective Time until the date that is fifteen
(15) months after the Closing Date; provided, however, that the representations
                                    --------  -------
and warranties contained in Sections 3.1(a), (b), (c), (g), and (p), and 3.2(a),
(b), (c) and (d), Fraud Claims and SWI Distribution Liability Claims shall survive in accordance with the applicable statute of limitations related to such representations and warranties, such Fraud Claims or such SWI Distribution Liability Claims. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule)
(i) are being given by the Company on behalf of the stockholders of the Company and for the purpose of binding the stockholders of the Company to the terms and provisions of this Article VIII and the Indemnification Escrow Agreement, and as an inducement to Parent and Acquisition Sub to enter into this Agreement and to approve the Merger (and the Company acknowledges that Parent and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the stockholders of the Company or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification by such third party under this Article VIII or otherwise.

      8.6 Potential Additional Adjustment.
          -------------------------------

          (a) Notwithstanding the above indemnification, the parties acknowledge and agree that as promptly as practicable following the Effective Time, the Parent shall cause the Surviving Company, with the assistance of Ernst & Young, to prepare an audited,to the extent acceptable to Ernst & Young on commercially reasonable terms, balance sheet of the Company as at the Closing Date (the "Audited Closing Date Balance Sheet"). The Audited Closing Date Balance Sheet shall include the figure for accumulated tax liability of the Company, other than the SWI Distribution Liability, if any, for the period from March 1, 2000 through the Closing Date (the "Actual 2000 FY Tax Liability"). The parties agree that during the preparation of the Audited Closing Date Balance Sheet, Arthur Andersen LLP will be provided with (i) regular updates as to the status of the preparation, and (ii) copies of all documentation relevant to the preparation, including copies of documentation that Arthur Andersen LLP may reasonably request. The Audited Closing Date Balance Sheet shall promptly be delivered to Parent and the Stockholder upon completion. The parties acknowledge and agree that for the purposes of determining Estimated Company Net Working Capital and Actual Company Net Working Capital (defined below), the liabilities of the Company shall not include (i) net cash advances made to Phase Three by its then current parent prior to February 29, 2000; (ii) income taxes accrued subsequent to February 29, 2000; and (iii) the CIBC Fee. "Actual Company Net Working Capital" shall mean the Net Working Capital of the Company as of the Closing Date set forth in the Audited Closing Date Balance Sheet, less (i) the Estimated 2000 FY Tax Liability if the Actual 2000 FY Tax Liability is less than or equal to the Estimated 2000 FY Tax Liability, or (ii) the Actual 2000 FY Tax Liability, if the Actual 2000 FY Tax Liability is greater than the Estimated 2000 FY Tax Liability.

          (b) If the Actual Company Net Working Capital is equal to the Estimated Company Net Working Capital, the Stockholder shall, promptly after receiving written notice of such determination, deliver a written notice to the Indemnity Escrow Agent (with a copy to Parent) instructing the Indemnity Escrow Agent to distribute any Additional Merger Shares to the Stockholder.

          (c) If the Actual Company Net Working Capital is greater or lower than the Estimated Company Net Working Capital, the Stockholder shall deliver a written notice (the "Financial Adjustment Notice") to Parent setting forth the Actual Company Net Working Capital (hereinafter sometimes referred to as the "Revised Amount").

          (d) Either Parent or the Stockholder (the "Disputing Party") shall have 30 days from the delivery or receipt, as the case may be, of the Financial Adjustment Notice to deliver to the other (the "Receiving Party") a written notice (the "Final Adjustment Dispute Notice") stating the Disputing Party disputes such Financial Adjustment Notice. If the Receiving Party has received the Final Adjustment Notice Dispute within such 30-day period, then the Receiving Party and the Disputing Party shall mutually agree on an independent accounting firm to review the Closing Financial Certificate and the Financial Adjustment Notice (and related information). If the Receiving Party and the Disputing Party cannot agree on an independent accounting firm, Ernst & Young shall select such independent accounting firm. The determination of such independent accounting firm of the final Actual Company Net Working Capital (the "Final Revised Amount") shall be final and binding on the parties hereto. If the Receiving Party does not receive the Final Adjustment Dispute Notice within the 30-day period described above, the Revised Amount shall be final and binding on the parties hereto and shall be referred to as the "Final Revised Amount". The costs, if any, of the independent accounting firm shall be borne by the Disputing Party if the difference between the Revised Amount and the Final Revised Amount is greater than the difference between the Estimated Company Net Working Capital and the Final Revised Amount, by the Receiving Party if vice versa, or equally by the Disputing Party and the Receiving Party if the difference is equidistant.

          (e) If the Final Revised Amount is less than the Presumed Company Net Working Capital and the Estimated Company Net Working Capital, Stockholder shall, promptly after receiving written notice of the determination of the Final Revised Amount, deliver (i) a written notice to the Indemnity Escrow Agent (with a copy to Parent) instructing the Indemnity Escrow Agent to distribute the Additional Merger Shares to the Stockholder, and (ii) a written notice to Parent specifying (A) the Net Working Capital Adjustment Factor that would have been applicable pursuant to Section 2.1(c) had the Final Revised Amount been reflected on the Closing Financial Certificate, and (B) the additional shares of Parent Common Stock that would have been deducted from the Total Parent Share Amount had the Final Revised Amount been used in the calculations pursuant to
Section 2.1(c) (the "Additional Adjustment Shares"). Promptly after delivering the written notice described in the foregoing sentence, the Stockholder shall distribute to Parent a number of Merger Shares equal to the number of Additional

Adjustment Shares. The Stockholder hereby covenants, until the determination of the Final Revised Amount and for a reasonable time thereafter to allow Parent to send the notice specified in (ii) above, to retain possession of and not to transfer to its members or any other party a sufficient number of Merger Shares to comply with this Section 8.6(e). Notwithstanding the foregoing, Parent shall have the right to have all or any portion of the Additional Adjustment Shares distributed to Parent from the Indemnity Escrow Fund.

          (f) If the Final Revised Amount is greater than Estimated Company Net Working Capital, (i) the Stockholder shall, after receiving written notice of the determination of the Final Revised Amount, promptly deliver a written notice to the Indemnity Escrow Agent (with a copy to Parent) instructing the Indemnity Escrow Agent to distribute any Additional Merger Shares to Parent, and (ii), as soon as practicable thereafter, Parent shall distribute to the Stockholder a certificate(s) representing the Supplementary Additional Merger Shares (as defined below). "Supplementary Additional Merger Shares" shall mean an additional number of shares of Parent Common Stock, if any, calculated by dividing the Working Capital Surplus (as defined below) by the Stipulated Price and rounding such quotient to the nearest whole number. "Working Capital Surplus" shall mean the amount, if any, by which the Final Revised Amount exceeds the Estimated Company Net Working Capital.

          (g) If the Final Revised Amount is greater than or equal to the Presumed Company Net Working Capital but less the Estimated Company Net Working Capital, the Stockholder shall, promptly after receiving written notice of such determination, deliver a written notice to the Indemnity Escrow Agent (with a copy to Parent) instructing the Indemnity Escrow Agent to distribute (i) to Parent, the Surplus Additional Merger Shares (as defined below), and (ii) to Stockholder, the remaining Additional Merger Shares less the Surplus Additional Merger Shares. "Working Capital Shortfall" shall mean the Estimated Company Net Working Capital less the Final Revised Amount. "Surplus Additional Merger Shares" shall mean the quotient obtained by dividing the Working Capital Shortfall by the Stipulated Price.

                                   ARTICLE IX

                TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

     9.1  Termination. This Agreement may be terminated, and the Merger
          -----------
abandoned, notwithstanding the approval by Parent, Acquisition Sub and the Company of this Agreement, at any time prior to the Effective Time, by:

     (a) the written mutual consent of Parent, Acquisition Sub and the Company;
         or

     (b) either Parent or Company, if the conditions set forth in Section 6.1 hereof shall not have been met by July 20, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

     (c) Parent and Acquisition Sub, if the conditions set forth in Section 6.2 hereof shall not have been met, and the Company if the conditions set forth in
Section 6.3 hereof shall not
have been met, in either case by July 20, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate.

     Any termination pursuant to this Section 9.1 shall be effected by written notice from the party or parties so terminating to the other parties hereto.

     9.2  Effect of Termination.    Except as provided in this Section 9.2, in
          ---------------------
the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be of no further force or effect, except for Sections 5.12, this
Section 9.2 and Article X, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by
           --------  -------
such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

     9.3  Specific Performance.    The transactions contemplated by this
          --------------------
Agreement, including the Merger, are unique transactions and any failure on the part of the Company and the Stockholders to complete the transactions contemplated by this Agreement, including the Merger, on the terms of this Agreement will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause Parent irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to Parent for a breach or threatened breach of this Agreement, Parent will be entitled to specific performance of this Agreement upon any breach by the Company or the Stockholders, and to an injunction restraining any such party from such breach or threatened breach.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Expenses.    As used in this Agreement, "Transaction Costs" shall
           --------
mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided,
                                                                  --------
however, that if the Merger shall be consummated, (a) Parent and Acquisition Sub
-------
shall bear all Transaction Costs of Parent and Acquisition Sub and (b) the Stockholder shall bear all Transaction Costs of the Company, whether or not such fees and expenses have been paid by the Company or the Stockholder on or before the Closing Date and whether or not such fees and expenses are reflected in the Company Disclosure Schedule or the Schedule of Expenses (such Transaction Costs of the Company being herein collectively referred to as the "Company Expenses").

     10.2  Entire Agreement.    This Agreement (including the Company Disclosure
           ----------------
Schedule and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

     10.3  Interpretation. Descriptive headings are for convenience only
           --------------
and shall not control or affect the meaning or construction of any provision of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4  Knowledge Definition. As used in Article III hereof, the term
           --------------------
"knowledge" and like phrases shall mean actual knowledge after due inquiry as to the matters that such phrase qualifies. In connection therewith, the knowledge of any officer, director, or Key Employees of the Company shall be imputed to be the knowledge of the Company.

     10.5  Notices. All notices or other communications which are required
           -------
or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

          (i)       if to Parent or Acquisition Sub, to:

                    Alloy Online, Inc.
                    151 W. 26/th/ Street
                    11/th/ Floor
                    New York, New York 10001
                    E-Mail:  samg@alloy.com
                    Telecopier:  (212) 244-4311
                    Attention:  Samuel Gradess

                    with a copy to:

                    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Avenue, N.W.
                    Washington, D.C. 20004
                    E-Mail:  rgraf@mintz.com
                    Telecopier:  (202) 434-7400
                    Attention:  Richard M. Graf

          (ii)      if to the Company or the Stockholder, to:

                    SWI Holdings, LLC
                    815 N. Nash Street
                    El Segundo, CA 90245
                    E-Mail: mark@kubicmarketing.com
                    Telecopier:  310-640-8659
                    Attention:  Mark Kristof, Chief Financial Officer

                    with a copy to:

                    Cooley Godward, LLP
                    One Maritime Plaza
                    20/th/ Floor
                    San Francisco, CA  94111-3580
                    E-Mail:  slivermore@cooley.com
                    Telecopier:  (415) 951-3699
                    Attention:  Samuel M. Livermore

     or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent,
(c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

     10.6  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

     10.7  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware, without reference to its conflicts of laws provisions.

     10.8  Benefits of Agreement. All the terms and provisions of this
           ---------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary
        --------  -------
notwithstanding, Acquisition Sub may assign and delegate any or all of its rights and obligations hereunder to any other direct or indirect wholly-owned subsidiary of Parent; provided further, however, that any of the rights granted
                      -------- -------  -------
to and obligations of Parent under this Agreement (other than the payment of the Aggregate Consideration) may also be exercised or performed by any entity controlled by or under common control with Parent (each, a "Parent Affiliate"); provided that such Parent Affiliate agrees to be bound by all of the applicable
--------
provisions hereof governing such exercise or performance and that the Company and Stockholders promptly receive written notice of any such exercise or performance, provided that in any such instance Parent remains ultimately liable for the performance of its obligations hereunder.

     10.9  Pronouns.    As used herein, all pronouns shall include the
           --------
masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

     10.10  Amendment, Modification and Waiver. This Agreement shall not be
            ----------------------------------
altered or otherwise amended except pursuant to (a) an instrument in writing signed by Parent and the Company, if Article VIII is not affected by such alteration or amendment and (b) an instrument in writing signed by (i) Parent,
(ii) the Company and (iii) the Stockholder; provided, however, that any party to
                                            --------  -------
this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     10.11  No Third Party Beneficiaries. Except as set forth in Section 5.17
            ----------------------------
above, nothing expressed or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

     10.12  Consents. Except as otherwise expressly provided in this
            --------
Agreement, any consent or approval of Parent requested or permitted hereunder may be given or withheld in Parent's sole discretion.

     10.13  Interpretation. This Agreement has been negotiated between the
            --------------
parties and will not be deemed to be drafted by, or the product of, any party. As such, this Agreement will not be interpreted in favor of, or against, any party.

     10.14  No Joint Venture. No party hereto shall make any warranties or
            ----------------
representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party hereto shall be solely responsible for the actions of all its respective employees, agents and representatives.


               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                              ALLOY ONLINE, INC.



                              By: /s/ Matthew C. Diamond
                                  ----------------------------------
                                  Name: Matthew C. Diamond
                                  Title: Chief Executive Officer


                              ALLOY ACQUISITION SUB, INC.



                              By: /s/ Matthew C. Diamond
                                  ----------------------------------
                                  Name: Matthew C. Diamond
                                  Title: President


                              KUBIC MARKETING, INC.



                              By: /s/ Frank Messmann
                                  ----------------------------------
                                  Name: Frank Messmann
                                  Title: Chief Executive Officer

                              SWI HOLDINGS, LLC



                              By: /s/ Shawn Hecht
                                  ----------------------------------
                                  Name: Shawn Hecht
                                  Title: Managing Member

                             Index of Defined Terms

Acquisition Sub..........................................................     7
Actions..................................................................    27
Estimated Company Net Working Capital....................................    46
Additional Adjustment Shares.............................................    57
Affiliate................................................................    52
Affiliate Shares.........................................................    42
Aggregate Consideration..................................................     9
Agreement................................................................     7
Business Day.............................................................     9
CERCLA...................................................................    28
Certificate of Merger....................................................     7
Closing..................................................................     9
Closing Date.............................................................     9
Closing Financial Certificate............................................    46
Code.....................................................................     7
Common Exchange Ratio....................................................    12
Common Share Exchange Ratio..............................................    12
Common Warrant Exchange Ratio............................................    12
Company..................................................................     7
Company Accountants......................................................    20
Company Balance Sheet....................................................    20
Company Balance Sheet Date...............................................    20
Company Certificate......................................................    15
Company Common Stock.....................................................     7
Company Confidential Information.........................................    51
Company Disclosure Schedule..............................................    17
Company Expenses.........................................................    59
Company Financial Statements.............................................    20
Company Interim Balance Sheet............................................    20
Company Interim Financial Statements.....................................    20
Company Material Adverse Effect..........................................    17
Company Option Plan......................................................    16
Company Options..........................................................    16
Company Stock............................................................     7
Company Subject Business.................................................    51
Constituent Corporations.................................................     8
Contract.................................................................    19
Convertible Securities...................................................     9
DGCL.....................................................................     7
Draft Financials.........................................................    42
Employment Agreements....................................................    42
Encumbrances.............................................................    24
Environmental Laws.......................................................    27
ERISA....................................................................    29
Event of Indemnification.................................................    52
Exchange Act.............................................................    36
Excluded Contract........................................................    26
Executory Period.........................................................    38
Filings..................................................................    39
Financial Adjustment Notice..............................................    57
Form 10-Q................................................................    35
Fully Diluted Company Common Share Amount................................    11

Fully Diluted Company Share Amount.........................................  10
Fully Diluted Company Shares...............................................   9
GAAP.......................................................................  20
Governmental Authority.....................................................  27
Governmental Authorizations................................................  26
HSR Filing.................................................................  39
Indemnified Persons........................................................  53
Indemnifying Persons.......................................................  53
Indemnity Escrow Agent.....................................................  14
Indemnity Escrow Agreement.................................................  14
Indemnity Escrow Shares....................................................  15
Investigation..............................................................  38
Key Employees..............................................................  42
Leased Real Property.......................................................  24
Leases.....................................................................  24
Legal Requirements.........................................................  26
Licensed Software..........................................................  25
Lock-Up Agreement..........................................................  37
Losses.....................................................................  54
Mailing Lists..............................................................  31
Members' Materials.........................................................  40
Merger.....................................................................   8
Merger Consideration.......................................................  13
Merger Shares..............................................................  13
Minimum Value..............................................................  10
Monthly Balance............................................................  10
Net Working Capital Adjustment Factor......................................  14
Notes......................................................................  47
Outstanding Shares.........................................................   9
Parent Affiliate...........................................................  61
Parent Certificate.........................................................  15
Parent Common Stock........................................................   7
Parent Event of Indemnification............................................  52
Parent Indemnifying Parties................................................  54
Parent SEC Documents.......................................................  36
Parent Share Common Amount.................................................  11
Parent Share Series A Amount...............................................  11
Parent Share Series B Amount...............................................  11
Phase Three................................................................  16
Phase Three Material Adverse Effect........................................  17
Plan.......................................................................  29
Presumed Company Net Working Capital.......................................  13
Prohibited Transaction.....................................................  39
Proprietary Asset..........................................................  25
Registration Rights Agreements.............................................  38
Registration Statement.....................................................  42
Related Agreements.........................................................  37
Release Agreements.........................................................  38
Retained Debt..............................................................  46
Revised Amount.............................................................  57
Series A Exchange Ratio....................................................  12
Series A Preferred Stock...................................................   7
Series A Share Exchange Ratio..............................................  12
Series A Warrant Exchange Ratio............................................  12
Series B Exchange Ratio....................................................  12
Series B Preferred Stock...................................................   7

Series B Share Exchange Ratio.............................................   12
Series B Warrant Exchange Ratio...........................................   12
Share Exchange Ratio......................................................   11
Stipulated Price..........................................................    9
Stockholder...............................................................    7
Stockholder Event of Indemnification......................................   53
Survival Date.............................................................   56
Surviving Corporation.....................................................    8
SWI Business..............................................................   51
SWI Confidential Information..............................................   51
SWI Distribution..........................................................    8
SWI Parties...............................................................   37
Tax.......................................................................   23
Taxes.....................................................................   23
Term Debt.................................................................   46
Third Party Claim.........................................................   55
Total Parent Share Amount.................................................    9
Total Warrant Share Amount................................................   10
Transfer Taxes............................................................   16
Warrant...................................................................   10
Warrant Share Common Amount...............................................   11
Warrant Share Series A Amount.............................................   11
Warrant Share Series B Amount.............................................   11
Working Capital Difference................................................   14

                                   EXHIBIT A

                         Form of Certificate of Merger

                                   EXHIBIT B

                      Form of Indemnity Escrow Agreement

                                 EXHIBIT C

                          Form of Lock-Up Agreement

                                   EXHIBIT D

                         Form of Distributor Agreement

                                   EXHIBIT E

                       Form of Non-Competition Agreement

                                   EXHIBIT F

                     Form of Registration Rights Agreement

                                   EXHIBIT G

                           Form of Release Agreement

                                  EXHIBIT H

                                Form of Warrant

                                  EXHIBIT I

                      Form of Opinion of Company Counsel

                                   EXHIBIT J

                             Form of Certificates

                                  EXHIBIT K

                  Form of Assignment and Assumption Agreement

                                   EXHIBIT L

                        Form of Contribution Agreement